Exhibit 10.6

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Omissions are designated as [***].

LEASE

Between

MEERKAT SC8 LLC

as Landlord

and

SAVVIS ASSET HOLDINGS, INC.

as Tenant

Guarantor: Savvis Communications Corporation

Dated as of March 5, 2004

4700 Old Ironside Drive

Santa Clara, California

i

44.	MISCELLANEOUS	38
45.	INTENTIONALLY OMITTED
46.	RESTRICTIONS ON SALE TO TENANT COMPETITORS	40

LIST OF SCHEDULES AND EXHIBITS

Schedule 1	[Intentionally Omitted]

Schedule 2	Fixed Rent Amounts

Schedule 3	Certificate and Agreement Regarding Matters of Record

Schedule 4	Certain Critical Fixtures and Equipment

Exhibit A	Legal Description of Premises

Exhibit B	Permitted Encumbrances

Exhibit C	Form of Survey Certification

Exhibit D	Form of Subordination, Non-Disturbance and Attornment Agreement

Exhibit E	List of Environmental Reports

Exhibit F	Savvis Competitor List

ii

LEASE

This Lease (this “Lease”) is made as of March 5, 2004, by and between the Landlord and the Tenant specified below.

PART I

BASIC LEASE PROVISIONS; DEFINITIONS

The following list sets out certain fundamental provisions and definitions pertaining to this Lease:

1. Date of Lease:	As of March 5, 2004.

2. Landlord:	MEERKAT SC8 LLC, a Delaware limited liability company

3. Landlord business address:	c/o DuPont Fabros Development
1707 H Street, N.W., Suite 1000
Washington, D.C. 20006
Attention: Mr. Hossein Fateh

4. Landlord notice address:	c/o DuPont Fabros Development
1707 H Street, N.W., Suite 1000
Washington, D.C. 20006
Attention: Mr. Hossein Fateh

with copy to:	Cooley Godward LLP
One Freedom Square Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190-5601
Attention: John H. Toole, Esquire

and to Lender:	Lehman Ali Inc.
c/o Lehman Brothers Holdings, Inc.
399 Park Avenue
New York, New York 10022
Attention: Massood Bhatti
Telephone: (212) 526-6220
Facsimile: (212) 520-0130

with copy to:	Lehman Ali Inc.
399 Park Avenue
New York, New York 10022
Attention: David Broderick, Esq
Telephone: (212) 526-2453
Facsimile: (212) 520-0130

with copy to:	TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road, N.E., Suite 2200
Atlanta, Georgia 30326
Attention: J. Gregory Winchester
Telephone: (404) 420-5600
Facsimile: (404) 420-5610

And a copy to:	TriMont Real Estate Advisors, Inc.
Jamboree Center, 2 Park Plaza
Irvine, California 92614
Attention: Steven Smith
Telephone: (949) 955-1821
Facsimile: (949) 955-1252

5. Tenant:	Savvis Asset Holdings, Inc., a Delaware corporation

6. Tenant business address:	Savvis Asset Holdings, Inc.
12851 Worldgate Drive
Herndon, Virginia 20170
Attention: Chief Legal Officer
Facsimile: 702-234-8374

7. Tenant notice address:	Savvis Asset Holdings, Inc.
12851 Worldgate Drive
Herndon, Virginia 20170
Attention: Chief Legal Officer
Facsimile: 702-234-8374

with copy to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: Real Estate Notices (34236-00002)
Facsimile: (212) 848-7179

8. Guarantor:	Savvis Communications Corporation
12851 Worldgate Drive
Herndon, Virginia 20170
Attention: Chief Legal Officer
Facsimile: 702-234-8374

9. Premises:	That certain lot or parcel of real estate located at 4700 Old Ironside Drive, Santa Clara, California, as more fully described on Exhibit A attached hereto, together with all improvements situated on said property (together with all right, title and interest of Landlord in and to the lighting, electrical, power, installed communications, fire protection, security, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with said property, along with all utility infrastructure used in connection with said property, including, without limitations, all duct banks, conduits, piping, handholes, manholes, and similar appurtenances located on said property and all fiber, power, and other utility lines running through said property (collectively, the “Utility Infrastructure”), and all other carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to said property including, without limitation, the Critical Fixtures and Equipment), and all rights, easements, rights of way, and other appurtenances thereto.

10. Critical Fixtures and Equipment:	Shall mean all installed fuel tanks, generators, HVAC units, air-conditioners, power distribution units, computer room air conditioners, risers, antennas, satellite dishes, pads, raised flooring, and similar installed fixtures and appurtenances located on the Premises as of the Lease Commencement Date, and all equipment and personal property existing in or on the Premises as of the Lease Commencement Date but excluding any equipment and personal property acquired by Tenant from Cable & Wireless USA, Inc. or Cable & Wireless Services, Inc. as of the Lease Commencement Date, and not installed in the Premises.

11. Building:	The building containing approximately 90,139 rentable square feet that is located on the parcel of land described on Exhibit A hereto.

12. Initial Term:	Shall commence on the Lease Commencement Date, and shall expire February 28, 2019; all subject to all terms and conditions of this Lease.

As used in this Lease, “Term” shall include the Initial Term and any Extension Period thereof which becomes effective pursuant to Section 3 of Part II.

As used in this Lease, “Rent Commencement Date,” shall mean the 270th day after the Lease Commencement Date.

13. Renewal Options:	The Tenant shall have the right to extend the Initial Term of this Lease for up to a total of [***] Extension Periods (herein so called) of [***] years each subject to the terms and conditions of Section 3 of Part II of this Lease.

14. Required Advance Notice of Exercise of Renewal Options:	[***] days prior to the expiration of the then-current Term. (See Section 3 of Part II)

15. Fixed Rent (See Section 5 of Part II):	For the Initial Term: $[***] per rentable square foot of the Building with a [***] escalation each anniversary of the Lease Commencement Date; for each Extension Period: Fair Market Rental Value, all as more particularly set forth in Schedule 2 attached hereto and made a part hereof.

16. Broker:	N/A

17. Lender:	Lehman Ali Inc. c/o Lehman Brothers Holdings, Inc. (d/b/a/ Lehman Capital), along with Commonwealth Land Title Insurance Company, as Trustee (if and so long as it has a Loan outstanding which is secured by the Premises) and any other person that makes a loan or loans, whether now or in the future (such loan or loans collectively referred to herein as the “Loan”) to Landlord or to any affiliate of Landlord which is secured by a mortgage, deed of trust or similar instrument with respect to the Premises and of which Tenant is advised in writing by Landlord. Any such Loan may be evidenced by one or more promissory notes (collectively referred to herein as the “Note”).

18. Lender business address:	Lehman Ali Inc.
c/o Lehman Brothers Holdings, Inc.
d/b/a/ Lehman Capital
399 Park Avenue
New York, New York 10022
Telephone: (212) 351 4037
Facsimile: (212) 516 7005

19. Lender notice address:	Lehman Ali Inc.
c/o Lehman Brothers Holdings, Inc.
d/b/a/ Lehman Capital
399 Park Avenue
New York, New York 10022
Attention: Massood Bhatti
Telephone: (212) 526-6220
Facsimile: (212) 520-0130

with copy to:	Lehman Ali Inc.
399 Park Avenue
New York, New York 10022
Attention: David Broderick, Esq
Telephone: (212) 526-2453
Facsimile: (212) 520-0130

with copy to:	TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road, N.E., Suite 2200
Atlanta, Georgia 30326
Attention: J. Gregory Winchester
Telephone: (404) 420-5600
Facsimile: (404) 420-5610

with copy to:	TriMont Real Estate Advisors, Inc.
Jamboree Center, 2 Park Plaza
Irvine, California 92614
Attention: Steven Smith
Telephone: (949) 955-1821
Facsimile: (949) 955-1252

with copy to:	Commonwealth Land Title Insurance Company
77 Arnold Drive, Suite 205
Martinez, California 94553
Attention: Joe Parker
Telephone: 925-335-3684
Facsimile: 925-335-9753

20. Lease Default Rate:	The lower of (a) five percent (5%) per annum above the Prime Rate as in effect from time to time or (b) the highest rate permitted to be contracted for under applicable Law.

21. Prime Rate	“Prime Rate” means the current rate of interest per annum announced from time to time by Citibank N.A. (or its successor) as its “base rate” in New York, New York, or, if Citibank N.A. shall cease to announce such rate, then the current rate published as the prime rate in The Wall Street Journal. It is the intention of the parties hereto to conform strictly to the applicable usury Laws, and whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the highest legal rate permitted to be charged in the state of California, such rate herein provided to be paid shall be deemed reduced to such highest legal rate and if previously paid, shall be refunded to Tenant by Landlord within ten (10) days of demand therefor.

22. Permitted Encumbrances:	Shall mean Taxes (as defined in Section 31 of Part II), Legal Requirements (as defined in Section 10 of Part II), any matters consented to by Landlord, Tenant and Lender in writing, those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Premises as of the Lease Commencement Date (including, without limitation, those listed on Exhibit B hereto) or which arise due to the acts or omissions of Tenant, or due to the acts or omissions of Landlord with Tenant’s consent, after the Lease Commencement Date.

23. Related Lease:	Shall mean any one (1) of those four (4) other lease agreements of even date herewith entered into by and between Tenant and an affiliate of Landlord pursuant and subject to which affiliates of Landlord lease to Tenant the following additional properties: (i) 2401 Walsh Avenue, Santa Clara, California; (ii) 2403 Walsh Avenue, Santa Clara, California; (iii) 4650 Old Ironsides Drive, Santa Clara, California; and (iv) 200 North Nash Street, El Segundo, California.

24. Exhibits:	All Exhibits and Schedules to this Lease are incorporated herein by this reference.

25. Payment of Fixed Rent:	As set forth in Section 5(a) of Part II, Fixed Rent shall be initially paid by wire transfer to the account set forth in the rent direction letter from Landlord to Tenant delivered concurrently with the execution and delivery of this Lease.

26. CPI:	The term “CPI” means the Consumer Price Index-U.S. City Averages for all Urban Consumers - All Items (1982-84=100), of the United States Bureau of Labor Statistics. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a reasonably comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available then a reasonably comparable index published by a major bank or other financial institution.

27. Interest Rate:	The term “Interest Rate” shall mean the highest rate of interest charged by Lender under its Loan to Landlord.

28. Certain Definitions:	The following terms shall have the definitions given to them in the following Sections of this Lease:

TERM	SECTION
Additional Rent	Sections 5(d) & 6(d) of Part II
Alteration	Section 16(a) of Part II
Appraiser	Section 13(d) of Part II
Base Premises	Section 10(a) of Part II
Building	Section 11 of Part I
business day	Section 44(l) of Part II
carrier	Section 40(e) of Part II

Certificate	Schedule 3
Claims	Section 28(a) of Part II
Consent	Schedule 3
Contract Person	Section 46 of Part II
Control	Section 15(d) of Part II
Corporate Guaranty	Schedule 3, Sec. 2 of Guarantor’s Consent
CPI	Section 26 of Part I
Critical Fixtures and Equipment	Section 10 of Part I
Dedications	Section 30 of Part II
Designated Person	Section 44(n) of Part II
Discount Rate	Section 23(g) of Part II
Due Date	Section 5(a) of Part II
Easements	Section 30 of Part II
Environmental Laws	Section 40(a) of Part II
Environmental Claim	Section 40(d) of Part II
Environmental Default	Section 40(c) of Part II
Event of Default	Section 23(a) of Part II
Extension Period	Section 12 of Part I, Schedule 2
Fair Market Value of the Premises	Section 13(d) of Part II
Guaranties	Section 24 of Part II
Guarantor	Section 8 of Part I
Hazardous Materials	Section 40(a) of Part II
Indemnified Parties	Section 28 of Part II
Initial Term	Section 11 of Part I
Installment Default Notice	Section 23(a) of Part II
Instrument	Schedule 3
Interest Rate	Section 27 of Part I
Landlord Party	Section 12(c) of Part II
Laws	Section 10(a) of Part II
Lease	Preamble, Schedule 3
Lease Commencement Date	Section 1 of Part I
Lease Default Rate	Section 20 of Part I
Legal Requirements	Section 10 of Part II
Lender	Section 20(a) of Part II
Loan	Section 17 Part I & Section 20(a) Part II
Material Subtenant	Section 15(g) of Part II
Matters of Record	Section 29 of Part II
Moody’s	Section 13(c) of Part II
Mortgage	Section 20(a) of Part II
Note	Section 17 of Part I
Notice of Breach	Section 23(h) of Part II
person or person(s)	Section 44(k) of Part II
Planned Use Violation	Section 4 of Part II
Prime Rate	Section 21 of Part I
Regulated Activity	Section 40(b) of Part II
related corporation	Section 15 of Part II
related entity	Section 15(d) of Part II
Remedial Work	Section 40(c) of Part II

Renewal Options	Section 13 of Part I
Rent	Section 13(h) of Part II
Rent Commencement Date	Section 12 Part I
Restricted Alterations	Section 16(a) of Part II
Savvis	Section 15(b) of Part II
Savvis Competitor	Section 46 of Part II
S&P	Section 13(c) of Part II
Signs	Section 17 of Part II
SNDA Agreement	Section 20(a) of Part II
substantial portion	Section 13(c) of Part II
Taking	Section 14(a) of Part II
tax or taxes	Section 31 of Part II
Tenant	Schedule 3
Tenant Party	Section 12(c) of Part II
Term	Section 12 of Part I
Then-Current Term	Section 13(c) of Part II
Third Parties	Section 40(b) of Part II
trade fixtures	Section 19 of Part II
Transferee Net Worth Standard	Section 15 of Part II
Treasury Rate	Section 23(g) of Part II
Utility Infrastructure	Section 9 of Part I

PART II

1.	PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and upon the covenants, agreements, terms, limitations, exceptions, reservations and conditions herein provided, the Premises described in Section 9 of Part I hereof together with all of Landlord’s rights of access, in common with others, in and to the Premises, subject, however, to the Permitted Encumbrances.

2.	NO MERGER OF TITLE.

There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in or ownership of the Premises by reason of the fact that the same entity may acquire or hold or own (i) this Lease or such leasehold estate or any interest therein and (ii) the fee estate or ownership of any of the Premises or any interest therein. No such merger shall occur unless and until all persons having any interest in (x) this Lease or such leasehold estate and (y) the fee estate in the Premises including, without limitation, Lender’s interest therein, shall join in a written, recorded instrument effecting such merger.

3.	RENEWAL OPTIONS.

Tenant shall have the right to extend the Term of this Lease for each of the Extension Periods described in Section 13 of Part I hereof, upon all of the terms and conditions set forth in this Lease with the Fixed Rent in the amounts specified on Schedule 2 hereto for the respective Extension Periods. Tenant may exercise a Renewal Option and commence an Extension Period only if Tenant shall not be in default (beyond applicable cure periods) under this Lease at the time of any such election, and by giving Landlord written notice of each such election not later than the Required Advance Notice of Exercise of Renewal Options (as defined in Section 14 of Part I). If Tenant fails to exercise any Renewal Option, then all subsequent Renewal Options shall automatically expire and be null and void.

4.	USE.

Tenant may use the Premises for general office and any computer data center purpose or for any other lawful purpose provided, however, the Tenant shall not use the Premises in a manner which would (i) result in a diminution of more than a de minimis amount in the value of the Building, (ii) cause a nuisance or (iii) involve the production or the storage of Hazardous Materials (other than the storage of Hazardous Materials in connection with the operation and maintenance of the Premises as a data center and in compliance with Environmental Law). In no event shall the Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or of any amendment, extension, replacement, or restatement of any such Permitted Encumbrance permitted hereby, or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Premises. Notwithstanding anything to the contrary herein contained, in no event shall Tenant’s use of the Premises for general office and any computer data center purpose in violation of a Permitted Encumbrance (a “Planned Use Violation”) constitute a violation of this Section 4; provided, however, the foregoing shall in no way be construed as limiting or otherwise modifying Tenant’s obligations hereunder to comply with applicable laws. Without limiting the generality of the foregoing, Tenant’s indemnity obligations under this Section 4 shall not apply to the extent the title insurance policy obtained by Landlord in connection with its purchase of the Premises (and the simultaneously issued Lender’s policy of title insurance) contains affirmative insurance against the applicable loss arising due to a violation of such Permitted Encumbrance or if such affirmative title insurance is subsequently provided to Landlord and Lender at Tenant’s cost with respect to such Permitted Encumbrance on terms and conditions reasonably satisfactory to Landlord. Subject to the preceding sentence, TENANT SHALL BE OBLIGATED TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, LENDER AND ALL OTHER INDEMNIFIED PARTIES, FROM ANY AND ALL LOSSES, LIABILITIES, PENALTIES, ACTIONS, SUITS, CLAIMS, DEMANDS, JUDGMENTS, DAMAGES, COSTS OR EXPENSES SUFFERED AS A RESULT OF THE VIOLATION OF ANY SUCH PERMITTED ENCUMBRANCE. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall, subject to the foregoing, observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

5.	FIXED RENT.

(a) Commencing as of the Rent Commencement Date, Tenant shall pay Fixed Rent to Landlord, or Landlord’s designee as designated in a written notice to Tenant at such address as Landlord shall from time to time designate by written notice to Tenant. Except as hereinafter provided, the Fixed Rent shall be due and payable in the amounts set forth on Schedule 2 hereto for the respective periods shown on such Schedule 2. Fixed Rent shall be due and payable in advance on the first day of each month (or if such first day is not a business day, the first business day of each month), commencing on the Date of Rent Commencement, during the Term (each such date being referred to herein as a “Due Date”). Notwithstanding the foregoing, from the Date of Rent Commencement until Tenant is notified otherwise by Landlord and Lender,

Fixed Rent shall be paid by wire transfer to the account specified in the rent direction letter from Landlord to Tenant delivered concurrently with the execution and delivery of this Lease.

(b) If the Lease Commencement Date or Rent Commencement Date shall be on any day other than the first day of a calendar month, then all amounts to be paid on such dates shall be prorated on a per diem basis.

(c) If any installment of Fixed Rent is not paid on the respective Due Date, Tenant shall pay Landlord interest on such overdue payment at the Lease Default Rate, accruing from the Due Date of such payment until the same is paid; provided, however, the foregoing obligation to pay the Default Rate shall not be required for the first late payment of Fixed Rent in any calendar year so long as such delay in payment does not continue for longer than a period of ten (10) days. All Fixed Rent and Additional Rent shall be payable in U.S. Dollars.

(d) Commencing as of the Lease Commencement Date, all taxes, costs, expenses, and other amounts which Tenant is required to pay pursuant to this Lease (other than Fixed Rent), together with every fine, penalty, interest and cost which may be added in accordance herewith for non-payment or late payment thereof shall constitute additional rent (“Additional Rent”). All Additional Rent due to Landlord (or its designee) shall be paid directly by Tenant within thirty (30) days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease, in which case, the Additional Rent shall be paid as otherwise so provided. Unless otherwise provided herein, Additional Rent payable by Tenant to a third (3rd) party (i.e., utility charges, maintenance contracts, supply contracts, vendor contracts, etc.) shall be paid as and when the same shall be due and payable pursuant to Tenant’s agreement or other arrangement with the applicable third (3rd) party. If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due (after the expiration of the applicable cure periods therefor), Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by Law in the case of non-payment of any Fixed Rent and shall, except as expressly provided herein, have the right (after the expiration of the applicable cure periods thereof), not sooner than ten (10) days after notice to Tenant (except in the event of an emergency, as reasonably determined by Landlord, in which case prior notice shall not be necessary) of its intent to do so, to pay the same on behalf of Tenant, and Tenant shall repay such amounts to Landlord on demand. Tenant shall pay to Landlord interest at the Lease Default Rate on all overdue Additional Rent and other sums due hereunder, in each case paid by Landlord or Lender on behalf of Tenant, from the date of payment by Landlord or Lender until repaid by Tenant.

6.	NET LEASE; TRUE LEASE.

(a) The obligations of Tenant hereunder shall be separate and independent covenants and agreements. This is a net lease and Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly provided herein, without notice or demand, counterclaim, recoupment, abatement, suspension, reduction or defense.

(b) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(c) Tenant shall remain obligated under this Lease in accordance with its terms and shall not, except as otherwise expressly permitted by applicable Law, take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

(d) As used herein, “Additional Rent” shall mean and refer to all costs and expenses (other than Fixed Rent that Tenant is required to pay hereunder. Tenant shall have an obligation to pay, and Additional Rent shall include, without limitation, all costs and expenses incurred in connection with performing its obligations under Section 9(a) hereof, as well as all charges for gas, electricity, light, heat, water, sewage, and power, for protective and security services, for telephone and other communications, and for all other public or private utility services, which shall be used, rendered or supplied upon or in connection with the Premises or any part thereof, at any time during the Term from and after the Lease Commencement Date.

7.	CONDITION.

Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that, except as expressly provided herein, Landlord makes no representation or warranty express or implied, with respect to the Premises and Tenant agrees that it takes the Premises “AS IS,” without any such representation or warranty, including, without limitation, any implied warranties.

8.	LIENS.

Tenant shall remove and discharge (including, without limitation, by any statutory bonding procedure or any other bonding procedure reasonably satisfactory to Landlord which shall be sufficient to prevent any loss of the Landlord’s or Lender’s interest in the Premises) within thirty (30) days after obtaining knowledge thereof, any mortgage, lien, encumbrance or other charge on the Premises or the leasehold estate created hereby or any Fixed Rent or Additional Rent payable hereunder which arises for any reason, other than: the Landlord’s Mortgage (and any assignment of leases or rents collateral thereto); the Permitted Encumbrances; and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (other than Tenant). Landlord shall not be liable for any labor, services or materials furnished to Tenant or to any party holding any portion of the Premises through or under Tenant.

9.	REPAIRS AND MAINTENANCE.

(a) Except for the obligations of Landlord pursuant to Section 9(b) of this Lease and except as caused by the negligence or willful misconduct of Landlord or its agents, contractors, servants, invitees or employees or Landlord’s default hereunder, Tenant shall keep, maintain, and repair or cause to be repaired and maintained, at its sole cost and expense, the Premises, including, without limitation: HVAC, mechanical and electrical equipment and all systems in or serving the Premises, the Utility Infrastructure, the Critical Fixtures and Equipment, parking areas, sidewalks, roadways and landscaping, in good repair and condition and appearance, normal wear and tear excepted, and shall make all repairs and replacements which may be required to be made in order to keep and maintain the Premises, including without limitation, the Utility Infrastructure and Critical Fixtures and Equipment, in as good repair and appearance as they were when originally delivered to Tenant, except for ordinary wear and tear and subject to the provisions of Section 13 and Section 14 hereof, and Tenant shall, in all events, make all repairs, replacements and perform maintenance and other work for which it is responsible hereunder, in a good, proper and workmanlike manner in accordance with customary standards for first-class data centers.

(b) Subject to the provisions of Section 13 and Section 14 hereof, Landlord shall make all necessary roof repairs and structural repairs to the Premises including those repairs and replacements necessary to keep the roof, exterior walls, foundation and structural frame of the Premises in good order and repair and perform such repairs in accordance with customary standards for first-class data centers. Landlord shall initiate all such repairs promptly and to remedy any condition requiring repair by Landlord with due diligence.

(c) If Tenant shall be in default under any of the provisions of this Section 9, Landlord may, after thirty (30) days written notice to Tenant and failure of Tenant to cure during said period unless such default is of such a nature that it cannot with reasonable diligence be cured within said period, then the cure period shall be extended by such period as may be required with the application of reasonable diligence to cure the default, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. If an emergency exists, Landlord shall use reasonable efforts to notify Tenant of the situation by phone or other available communication before taking any such action to cure such default. All reasonable sums so paid by Landlord or Tenant, as applicable, and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest at the Lease Default Rate from the date of payment or incurring of the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

(d) If Landlord shall be in default under any of the provisions of this Section 9, Tenant may, after thirty (30) days written notice to Landlord and failure of Landlord to cure during said period unless such default is of such a nature that it cannot with reasonable diligence be cured within said period, then the cure period shall be extended by such period as may be required with the application of reasonable diligence to cure the default, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Landlord. If an emergency exists, Tenant shall use reasonable efforts to notify Landlord of the situation by phone or other available communication before taking any such action to cure such default. All reasonable sums so paid by Tenant and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest at the Lease Default Rate from the date of payment or incurring of the expense, shall constitute amounts payable by Landlord under this Lease and shall be paid by Landlord to Tenant on demand.

(e) Without limiting the generality of the foregoing, Tenant shall additionally perform, at its cost and expense, all maintenance, repair, and replacement obligations hereunder relating to any of the Building’s systems, the Building’s elevators, the Utility Infrastructure, or the Critical Fixtures and Equipment. In addition, in connection with Tenant’s maintenance, repair, and replacement obligations under this Lease, Tenant shall at its own cost and expense enter into regularly scheduled preventative maintenance service contracts, with vendors, approved by Landlord, in its reasonable discretion, for servicing all Building systems, Utility

Infrastructure, elevators, and Critical Fixtures and Equipment. Tenant shall cause such maintenance contracts to designate Landlord a third (3rd) party beneficiary, with the right to receive all notices delivered under such contracts, and the ability to exercise Tenant’s rights thereunder upon Tenant’s default under this Section 9 or upon Tenant’s default under an applicable maintenance contract.

(f) In the event of an emergency adversely affecting the structure of the Premises, Tenant shall make all reasonable efforts to inform Landlord of the emergency. If Tenant is unable to make contact with Landlord or Landlord does not, within a reasonable amount of time, take actions necessary to end such emergency, Tenant may take the minimum steps reasonably necessary to end the emergency at Landlord’s expense. All reasonable sums paid by Tenant in taking such actions as are permitted by the provisions of Section 9(f) above shall be paid by Landlord within thirty (30) days after receipt of Tenant’s demand therefor. After the emergency has ended, any repair required of Landlord under this Lease shall be made by Landlord in accordance with the terms of this Lease and any repair required of Tenant under this Lease shall be made by Tenant in accordance with the terms of this Lease.

10.	COMPLIANCE WITH LAWS.

(a) During the Term Tenant shall comply with all Laws and Legal Requirements relating to the Premises. As used herein, (i) the term “Laws” shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Premises or which are due to take effect after expiration of the Term), and (ii) the term “Legal Requirements” shall mean all Laws and Permitted Encumbrances applicable to Tenant, Landlord or to all or any part of or interest in the Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises. Notwithstanding the foregoing, Tenant shall not be required to make any alterations or improvements to the roof, exterior walls, foundation, or structural frame of the Premises in existence as of the date hereof (the “Base Premises”) in order to comply with Laws or Legal Requirements unless and to the extent the requirement that such alterations or improvements be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events: (i) the installation, use or operation of, after the Lease Commencement Date, the Utility Infrastructure, Critical Fixtures and Equipment, any alterations, or any of Tenant’s trade fixtures or personal property; (ii) the negligent acts or omissions of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by Tenant, or any of its servants, employees, contractors, agents or licensees.

(b) Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to protest or contest any applicable Law or Legal Requirement and compliance with the same provided that and so long as (i) the same is done by Tenant upon prior notice to Landlord, in accordance with applicable Law or Legal Requirement, at Tenant’s sole cost and expense and without cost or expense to Landlord, including, without limitation, any cost associated with a third party claim or assessment, and with due diligence and continuity so as to resolve such protest or contest promptly; (ii) neither the value of the Premises nor the land associated therewith nor any part thereof is or will be reduced by more than a de minimis amount as a result of such protest or contest; (iii) in any event, each such protest or contest shall be concluded and all costs, if any, paid prior to any date specified in a written contract for the transfer of the Premises to a third (3rd) party of which Tenant has been provided notice and prior to the date the Premises or land associated therewith or any part thereof are listed for an in rem action with respect to the non-compliance with any applicable Law or Legal Requirement or non-payment of any costs related thereto or any writ or order is issued under which the Premises or any part thereof may be sold, forfeited or lost by reason of such non-compliance or non-payment; (iv) such protest or contest shall not subject Landlord to prosecution for a criminal offense or a claim for civil liability; and (v) no default shall have occurred and be continuing hereunder beyond any applicable notice and cure period. Pending the determination of any such protest or contest and provided all conditions set forth in the immediately preceding sentence are at all times satisfied, Tenant shall not be obligated to comply with the applicable Law or Legal Requirement which is being protested or contested in accordance with the immediately preceding sentence, if such non-compliance is permitted under applicable Law or Legal Requirement.

11.	ACCESS TO PREMISES.

Upon reasonable notice to Tenant, and during Tenant’s business hours, Landlord and their respective employees, contractors, agents and representatives may enter onto the Premises to (i) show the Premises to purchasers and potential purchasers, and to mortgagees and potential mortgagees, or (ii) for the purpose of inspecting the Premises or performing any work which Landlord is required or permitted to perform under this Lease; provided, that, for purposes of subpart (ii) of this sentence, Landlord shall not be required to give notice prior to entry onto the Premises during the continuance of an Event of Default (hereinafter defined) or in the event of an emergency situation. Upon reasonable notice to Tenant, during the last six (6) months of the then-current Term, unless Tenant shall have exercised the next Renewal Option, Landlord also may enter onto the Premises to show the Premises to persons wishing to rent the same, and place notices offering the Premises “For Rent” or “For Sale” on the front of the Building. However, Landlord shall not place any such notices on or in any door or show window of the Building. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation. Notwithstanding the foregoing, Tenant may designate one or more areas as a secure area based on the sensitive nature of the activities conducted in such portion of the Premises, and Landlord shall have no right of access thereto without being accompanied by Tenant’s designated representative except in the case of emergencies.

12.	WAIVER OF SUBROGATION.

(a) Landlord and Tenant shall, subject to Section 12(b) below, procure an appropriate clause in, or endorsement to, each of the property insurance policies required to be maintained by it hereunder, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party (notwithstanding any negligence of the other party or its agents). If a party fails to obtain such clause or endorsement or waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees, to the extent the following covenant does not adversely affect such party’s insurance coverage, not to make any claim against or seek to recover from the other for any loss or damage of any kind or nature, subject to Section 12(c) below, to the extent the applicable loss or damage is covered by insurance the injured party is required to maintain hereunder or to the extent the injured party otherwise receives insurance proceeds for such loss or damage. For the avoidance of doubt, the parties acknowledge and agree that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of any waiver of subrogation clause or endorsement, or any clause or endorsement consenting to a waiver of right of recovery, and shall be co-extensive therewith.

(b) If either party hereto shall not be able to obtain such clause which is acceptable to the other party or endorsement on a particular policy which is acceptable to the other party or if the inclusion of such clause or endorsement would result in an increase in premium, then that party shall so notify the other party hereto at least fifteen (15) days prior to the date the policy is to take effect. The other party shall be obligated to pay the amount of any increase in premium resulting from the inclusion of such clause or endorsement, unless such other party notifies the party obtaining the insurance, within twenty (20) days following notice of the amount of such increase, that such other party declines to pay such increase, in which event the party obtaining the insurance may omit such clause or endorsement. If a party shall fail to give notice either of inability to obtain such clause or endorsement or notice of an increase in premium, then that party shall be deemed to have waived its right of recovery from the other party with respect to any loss or damage insured against by the policy with respect to which notice was not given as provided above.

(c) Landlord and Tenant understand that waivers of subrogation do not apply to injury and death to individuals. Landlord and Tenant shall each carry insurance, as provided in Section 32 of this Lease, in connection with injury and death to individuals. Landlord hereby agrees to indemnify and hold harmless Tenant from any liability which Tenant may otherwise have with respect to injury or death to individuals occurring upon the Premises to the extent that such injury or death is caused by the negligence of Landlord and/or anyone for whom Landlord is in law responsible (“Tenant Party”) and is not covered by the insurance Landlord is required to carry under this Lease. Likewise, Tenant agrees to defend and hold harmless Landlord from any liability for injury or death to persons occurring upon the Premises except to the extent such injuries or death are caused by negligence of Landlord and/or anyone for whom Landlord is in law responsible (“Landlord Party”) and is not covered by the insurance Tenant is required to carry under this Lease.

13.	DAMAGE; DESTRUCTION.

(a) Subject to the termination rights set forth in Section 13(c) and Section 13(d) below, if the Premises or any portion thereof are damaged or destroyed by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, and Landlord shall, subject to the conditions and limitations set forth in this Section 13 below, repair the same at Landlord’s cost as and to the extent provided below.

(b) Subject to the provisions of Section 13(f) below, all insurance proceeds recovered by Landlord on account of such damage or destruction, less the cost, if any, to Landlord of such recovery and/or of any repair to the Premises for which Landlord is responsible, shall be paid out from time to time to the extent required to repair, restore and rebuild the Premises, pursuant to disbursement procedures established by Landlord and/or any Lender. Notwithstanding the foregoing, if (i) insurance proceeds are unavailable (a) as a result of a casualty of a type not required to be insured against by Landlord under the terms of this Lease, (b) under circumstances where Landlord has been required by any Lender to utilize substantially all of the insurance proceeds to repay a Loan, or (c) because after subtracting from such proceeds any necessary deductible payment and costs of recovering such proceeds (if any), such proceeds are not sufficient to complete Landlord’s repair obligations hereunder (unless any such unavailability is due to Landlord’s failure to maintain the insurance coverage required hereunder), or (ii) more than fifty percent (50%) of the Building is destroyed as a result of such damage, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within sixty (60) days after the occurrence of such damage. If Landlord repairs the Premises as provided in this Section 13, Landlord shall not be required to repair or restore any trade fixtures, furnishings, equipment or personal property of Tenant.

(c) Notwithstanding anything to the contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Then-Current Term, the Premises or a substantial portion thereof are damaged or destroyed by fire or other casualty, either Tenant or, unless Tenant has elected, or then elects to exercise at a Renewal Option to extend the Then-Current Term, Landlord shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction. For the purposes of this Section 13 and Section 14 of this Lease, a (i) “substantial portion” of the Premises shall mean twenty percent (20%) or more of the rentable area thereof. If neither party elects to terminate this Lease, Landlord shall repair, restore and rebuild the Premises in accordance with this Section 13; and (ii) “Then-Current Term” shall mean the then-current Term and any Extension Period in effect as a result of Tenant’s exercise of its Renewal Option.

(d) Notwithstanding anything to the contrary contained herein, if at any time during the Term the Premises shall be damaged or destroyed to the extent that, in Landlord’s reasonable judgment, the Premises cannot be reconstructed within eighteen (18) months following the date such reconstruction is commenced, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by written notice to the other party in accordance with the provisions of this Section 13(d). Within forty-five (45) days after any damage or destruction described in this Section 13(d), Landlord shall either terminate this Lease or deliver notice to Tenant advising of Landlord’s election not to so terminate. If Tenant is so notified, but Landlord does not elect to terminate, Tenant may terminate this Lease as of the date of such damage or destruction by written notice to Landlord given within forty-five (45) days after receipt of Landlord’s notice. If neither party elects to terminate this Lease, Landlord shall repair, restore and rebuild the Premises in accordance with this Section 13.

(e) [INTENTIONALLY OMITTED]

(f) If this Lease is terminated pursuant to this Sections 13, Landlord shall be entitled to retain any and all insurance proceeds arising out of the damage or destruction, except for any portion of the award specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures. Upon any termination, Tenant shall assign all of its rights to any insurance proceeds to which it is entitled (except any portion specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures) to Landlord and shall pay to Landlord the amount of any deductible under any insurance policy attributable to the casualty resulting in such termination.

(g) In the event of an insured casualty, the Fixed Rent during the period from the date of the damage or destruction until completion of Landlord’s restoration, repair, replacement or rebuilding shall be abated by an amount that is in the same ratio to the Fixed Rent as the rentable area of the Building rendered unusable for the permitted use hereunder bears to the total rentable area of the Building prior to the damage or destruction.

(h) Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve the Tenant from any obligation to pay Rent under this Lease due to any damage or destruction. As used herein, “Rent” shall mean all Fixed Rent and Additional Rent due from Tenant hereunder.

14.	CONDEMNATION.

(a) (i) if the entire Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a “Taking”) (ii) there is a Taking of less than the entire Premises and, as a result of such Taking, (A) (i) there remains no reasonable means of access to the Premises; or (ii) the remaining available parking is not sufficient to comply with Legal Requirements and Landlord fails to secure sufficient parking in the Premises to comply with Legal Requirements within a reasonable time period upon the occurrence of such noncompliance or (B) this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking with respect to the Premises, and (iii) the Fixed Rent and Additional Rent payable with respect to the Premises shall be apportioned as of the date of such vesting.

(b) (i) if there is a Taking of less than the entire Premises or this Lease shall terminate as to the portion of the rentable area of the Premises so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining rentable portion of the Premises unsuitable for the use being made of the Premises on the date immediately preceding such Taking, either Tenant or Landlord may terminate this Lease as to the remainder of the Premises by written notice to the other party not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice; (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease, and (ii) the Fixed Rent and Additional Rent payable with respect to the Premises shall be apportioned as of the effective date of such termination.

(c) If there is a Taking of less than the entire Premises and the entire Lease is not terminated as provided in Section 14(b) above, this Lease shall terminate as to the rentable area of the Premises so taken upon vesting of title pursuant to such Taking. Upon such Taking, the Fixed Rent to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that the Fixed Rent to be paid by Tenant shall be in the ratio that the rentable area of the Building not so taken bears to the total rentable area of the Building prior to such Taking and Landlord shall use any available insurance proceeds to restore to the maximum extent reasonably feasible, the remaining portion of the Premises and Improvements to the condition of such Premises or Improvements immediately prior to such Taking. For purposes of this Section 14(c), the standard set forth in Section 13(b)(i)(a)-(c) above shall govern whether or not insurance proceeds are “available.” In addition, this provision shall not be construed as in any way requiring Landlord to repair or restore any trade fixtures, furnishings, equipment, or personal property of Tenant.

(d) If, during the twelve (12) months prior to the expiration of the Term, there is a Taking of any substantial portion of the rentable area of the Premises, both Landlord and Tenant shall have the option, exercisable by written notice to the other party given within thirty (30)

days after such vesting of title, of terminating this Lease as of the date of vesting of title pursuant to the Taking.

(e) Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking, whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term or this Lease. However, Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized value of any alterations paid for by Tenant; (ii) the value of Tenant’s trade fixtures; and (iii) Tenant’s relocation costs.

(f) Notwithstanding anything to the contrary contained in this Section 14, if there is a Taking of any part of the Premises during the Term which shall be temporary in nature, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Fixed Rent and Additional Rent payable hereunder by Tenant during the Term. In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the affected portion of the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. Notwithstanding the foregoing, if Landlord or Tenant determines in its reasonable judgment that any Taking of any part of the Premises which is reasonably anticipated to be temporary in nature shall continue until the end of the Term, either party may elect to terminate this Lease by written notice to the other party within thirty (30) days after Landlord has made such determination and delivered written notice thereof to Tenant, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

(g) Tenant understands and agrees that the provisions of this Section 14 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, Tenant hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

15.	ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or sublease or permit anyone to use or occupy the Premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Except as expressly permitted under Section 15(d) below, no assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted assignment or transfer by Tenant of this Lease or its interest herein or sublease of the Premises or any portion thereof in violation of this Section 15 shall, at the option of Landlord, constitute an Event of Default under this Lease. Tenant agrees to give Landlord at least twenty (20) days’ advance written notice of Tenant’s intention to assign or transfer this Lease or to sublease the Premises or any portion thereof, along with reasonably sufficient information about the proposed assignee or transferee or sublessee to enable Landlord to make the determination called for above.

(b) The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord’s consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Section 15(a) above, as applicable, with respect to any subsequent assignment or subletting. Any such sublease or assignment shall be subject and subordinate to this Lease in all respects, and to any amendments, modifications, renewals, extensions or expansions hereof. Savvis Asset Holdings, Inc. (“Savvis”) shall remain primarily liable as Tenant hereunder and Savvis Communications Corporation shall remain the Guarantor hereunder. Any such assignee or sublessee shall conduct a business in the Premises which is a permitted use pursuant to Section 4 of this Lease and, in the case of an assignment such assignee is bound by the terms and conditions of this Lease and assumes all of the obligations and liabilities of Tenant hereunder thereafter arising. In the case of a sublease, (A) Landlord is not, and will not become, a party to such sublease, and (B) Landlord’s consent to such sublease does not create a contractual relationship between Landlord and such sublessee, nor does it create any liability of Landlord to such sublessee. Landlord’s consent to any assignment or sublease does not affect the obligations of Landlord or Tenant under this Lease, and Landlord’s consent to such assignment or sublease shall not be construed to mean that Landlord has approved any plans or specifications for renovations to the Premises intended by such assignee or sublessee and that any such work to the Premises must be conducted in accordance with the terms of this Lease. The foregoing shall not be construed as limiting or waiving Landlord’s right, under this Section 15, to consent to an assignment, transfer, mortgage or other encumbrance of this Lease.

(c) If this Lease is or shall be assigned by Landlord to any Lender as additional security for such mortgage loan, the consent of such Lender (if required by the terms of the applicable loan documents) shall be required, when applicable, in the same manner as and in addition to any consents by Landlord under the terms of this Section 15. Landlord agrees to use diligent and good faith efforts to obtain consent to any proposed assignment from any such Lender.

(d) Notwithstanding the foregoing, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have the right, without the consent of Landlord but upon prior written notice to Landlord, and in accordance with the other provisions of this Section 15 as if consent were required, to assign this Lease, or sublet the whole or part of the Premises to: (a) (i) any corporation or entity which controls Savvis in whole or in part; (ii) any corporation or entity resulting from the merger or consolidation of Savvis with another corporation or entity or that acquires substantially all of the assets of Savvis; or (iii) any corporation or entity controlled in whole or in part by Savvis (each of (i)-(iii) hereinafter called a “related entity”), provided such transfer must be for a legitimate business purpose and not for purposes of avoiding the performance of Savvis’ obligations hereunder or (b) enter into any collocation or similar use agreement (however denominated). As used in this Section 15; “control” shall mean the power to direct or cause the direction of the day to day management and policies of such corporation, whether through the ownership of voting securities, by contract, by interlocking boards of directors, or otherwise. Notwithstanding the foregoing, in the event of any assignment, subletting, or other transfer under this Lease, Savvis shall remain liable for performance and compliance with all of the terms, conditions and provisions of this Lease, the

Guaranty shall remain in full force and effect, and Savvis Communications Corporation shall remain the Guarantor hereunder.

(e) If Tenant is a partnership, limited liability company, or other entity, any transaction or series of transactions resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 15, (including all consent requirements). If Tenant is a corporation, any one or connected series of related stock transactions which would result in direct or indirect change in the control of Tenant or in the ownership by the stockholders or an affiliated group of stockholders of fifty-one percent (51%) or more of the outstanding stock as of the date of the execution and delivery of this Lease shall be considered a voluntary assignment of this Lease subject to the provisions of this Section 15 (including all consent requirements). Notwithstanding the foregoing, this paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

(f) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease, occupancy, or other license agreement of any portion of the Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

(g) Intentionally Omitted.

16.	ALTERATIONS.

(a) Tenant may, but is not obligated to, make alterations, changes, additions, improvements, reconstructions or replacements of any part of the Building (“alterations”), other than those which would (i) result in a diminution of more than a de minimis amount in the value of the Building (or any part thereof); (ii) affect any structural components of the Premises; (iii) cause a reduction (other than temporary) in the functioning of the Utility Infrastructure, mechanical, electrical, life safety, elevator, plumbing, HVAC telecommunications, or other systems of the Premises; or (iv) be visible from the exterior of the Building (the alterations described in subsections (i) – (iv) shall be referred to collectively as, the “Restricted Alterations”). Tenant shall obtain the prior written consent of Landlord to any Restricted Alteration, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord.

(b) Tenant shall do all such work in a good and workmanlike manner, at its own cost, and in accordance with Laws and Legal Requirements. Tenant shall discharge, within sixty (60) days (by payment or by filing the necessary bond, or otherwise), any mechanics’, materialmen’s or other lien against the Premises and/or Landlord’s interest therein, arising out of any payment due for any labor, services, materials, supplies, or equipment furnished to or for Tenant in, upon, or about the Premises. Notwithstanding the foregoing, all liens filed by a contractor, subcontractor, materialman or laborer of Landlord shall be the responsibility of Landlord, and Tenant shall have no responsibility for the discharge of the same.

(c) At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications upon Tenant’s written request) in obtaining any necessary permits, variances and consents for any alterations which Tenant is permitted to make hereunder; provided none of the foregoing shall, in any manner, result in a material reduction of access to or ingress to or egress from the Premises, a diminution in the value of the Premises, a change in zoning having a material adverse effect on the ability to use the Premises as a data center by Tenant or otherwise have a material adverse effect on the ability to use the Premises as a data center by Tenant.

(d) Tenant agrees that in connection with any alteration (including any Restricted Alteration): (i) neither the fair market value of the Premises as a whole nor any of the Utility Infrastructure or the Critical Fixtures and Equipment may be materially lessened after the completion of any such alteration, nor may the structural integrity of the Premises be impaired; (ii) the alteration and any alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Building by more than ten percent (10%); (iii) all such alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) Tenant shall promptly pay all costs and expenses of any such alteration (except those subject to good faith challenge); (v) Tenant shall procure and pay for all permits and licenses required in connection with any such alteration; and (vi) all alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the alterations. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in connection with the review of any such plans and specifications, or which Landlord and Tenant agree merits supervision by Landlord.

17.	SIGNS.

At Tenant’s sole cost, Tenant may install, replace, relocate and maintain and repair in and on the Building, such signs, awnings, lighting effects and fixtures as may be used from time to time by Tenant (collectively, “Signs”). At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications upon Tenant’s written request) in obtaining any necessary permits, variances and consents for Tenant’s Signs. All Signs of Tenant shall comply with Laws and Legal Requirements.

18.	PYLON SIGN.

If permitted by Laws and Legal Requirements, Tenant, at its sole cost, may: install, replace, relocate and maintain its Sign on any pylon sign structure located on the Premises; and, if no such pylon sign structure shall exist, construct its own pylon structure and install its Sign thereon. At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications) in obtaining any necessary permits, variances and consents for any pylon Sign and/or structure.

19.	SURRENDER.

At the expiration or other termination of this Lease, Tenant shall surrender the Premises, including without limitation, the Utility Infrastructure and Critical Fixtures and Equipment, including, without limitation, the Critical Fixtures and Equipment identified on Schedule 4 hereto, to Landlord in as good order and condition as they were at the commencement of the Term or may be put in thereafter in accordance with this Lease and reasonable wear and tear and damage to the Premises by casualty or condemnation of the Premises excepted. For the avoidance of doubt, the parties acknowledge and agree that all Utility Infrastructure and Critical

Fixtures and Equipment shall remain upon and be surrendered with the Premises as a part thereof at the termination or other expiration of the Term. All alterations, except Tenant furniture, trade fixtures, satellite communications dish and equipment, computer and other similar moveable equipment brought onto the Premises after the Lease Commencement Date (“trade fixtures”), shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof expiration or other termination of the Term. Notwithstanding the foregoing, in the event Landlord provides Tenant notice, at the time Landlord approves a Restricted Alteration, that such alteration will be subject to removal upon the expiration or other termination of the Term, or, with respect to any other type of alteration, provides Tenant notice during the Term, that such alteration will be subject to removal upon the expiration or other termination of the Term, then Tenant shall remove, at its sole cost and expense, the applicable alteration(s), as directed by Landlord. At the expiration or other termination of the Term, Tenant shall additionally remove its trade fixtures and other personal property, as well as its Signs and identification marks, from the Premises. Tenant agrees to repair any and all damage caused by any of its removal work in connection with this Section 19. Alterations, trade fixtures and personal property of Tenant not so removed at the end of the Term or within thirty (30) days after the expiration or other termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such alterations and other property to be removed from the Premises. The reasonable cost of removing and disposing of any and all such alterations and property and repairing any damage to any of the Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any alterations or other property which becomes the property of Landlord as a result of such expiration or other termination. The provisions of this Section 19 shall survive the expiration or other termination of this Lease.

At any time during the Term, Tenant may remove the trade fixtures as well as its Signs and identification marks, from the Premises. Tenant agrees to repair any and all damage caused by such removal and restore the affected area of the Premises to the condition existing immediately prior to such removal.

20.	SUBORDINATION OF LEASE.

(a) This Lease shall be subject and subordinate to any Mortgage and to all advances made upon the security thereof, provided that Lender shall execute and deliver to Tenant an agreement substantially in the form attached as Exhibit D hereto (“SNDA Agreement”), providing that Lender recognizes this Lease and agrees to not disturb Tenant’s possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period. Tenant agrees, upon receipt of an SNDA Agreement, to execute such SNDA Agreement and such further reasonable instrument(s) as may be necessary to so subordinate this Lease. The term “Mortgage” shall include any mortgages, deeds of trust or any other similar hypothecations on the Premises securing a Lender’s Loan, regardless of whether or not such Mortgage is recorded. For the avoidance of doubt, the parties acknowledge and agree that the term “Lender” shall refer to any current Lender and future Lender, and the term “Loan” shall refer to any current Loan and future Loan.

(b) Provided that Lender has entered into an SNDA Agreement, Tenant agrees to attorn, from time to time, to Lender, and to any purchaser of the Premises, for the remainder of the Term, provided that Lender or such purchaser shall then be entitled to possession of the Premises, subject to the provisions of this Lease. This subsection shall inure to the benefit of

Lender or such purchaser, shall apply notwithstanding that, as a matter of Law, this Lease may terminate upon the foreclosure of the Mortgage (in which event the parties shall execute a new lease for the remainder of the Term containing the provisions of this Lease), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Each such party shall however, upon demand of the other, execute instruments in confirmation of the foregoing provisions reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment and setting forth the terms and conditions hereof.

(c) Tenant hereby consents to any collateral assignment of this Lease by Landlord to or for the benefit of any Lender. Without limitation of the preceding sentence, Tenant hereby specifically consents to any Assignment of Lease and Rents executed by Landlord to and for the benefit of the Lender named herein.

21.	LANDLORD DEFAULT.

Without limiting Tenant’s rights set forth elsewhere in this Lease, if Landlord shall fail to fulfill any covenant or provision of this Lease on its part to be performed and shall fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure (or, if such failure cannot reasonably be cured within such thirty (30)-day period, Landlord shall be permitted such longer period of time (not to exceed an additional ninety (90) days) as is reasonably necessary provided that Landlord shall have commenced a cure within such 30-day period and continues thereafter to diligently pursue such cure), then the same shall be an event of default and Landlord shall indemnify Tenant for all costs and expenses incurred to remedy such default. Tenant shall have all rights, powers and remedies available at law or equity, recognizing, however, that it is the parties’ intention and agreement that the covenants of Tenant hereunder (including those to pay Rent) are independent covenants.

22.	UTILITIES.

Tenant agrees to timely pay for all utilities consumed by it in the Premises, prior to delinquency.

23.	TENANT DEFAULT.

(a) Any of the following occurrences or acts shall constitute an “Event of Default” (herein so called) under this Lease: if (i) Tenant shall fail to pay any scheduled installment of Fixed Rent or Additional Rent when due and such failure shall continue uncured for a period of ten (10) days after Landlord notifies Tenant in writing of such failure (each an “Installment Default Notice”); or if, within a twelve (12) month period following delivery of not less than two (2) Installment Default Notices by Landlord, Tenant shall fail to pay any scheduled installment of Fixed Rent or Additional Rent when due and such failure shall continue uncured for a period of five (5) days or (ii) Tenant shall default in the payment when due of any installment of Additional Rent payable hereunder and such default shall continue for ten (10) days after notice of such default is sent to Tenant by Landlord (or Lender); or (iii) the failure by Tenant to maintain insurance as required under this Lease; or (iv) Tenant shall default in fulfilling any of the other covenants, agreements or obligations of this Lease, and such default shall continue for more than thirty (30) days after written notice thereof from Landlord (or Lender) specifying such default, provided, that if Tenant has commenced to cure a default described in subparagraph (iv)

above within said thirty (30) days, and thereafter is in good faith diligently prosecuting same to completion and such default is of a nature such that it cannot be cured within such thirty (30) day period, said thirty (30) day period shall be extended, for a reasonable time (not to exceed an additional ninety (90) days) or, with respect to a breach of Tenant’s obligations under Section 40 of this Part II, such longer period as may reasonably be necessary to cure such default so long as (A) Tenant delivers to Landlord a certificate of a qualified environmental remediation specialist that such default could not be cured within such one hundred eighty (180) days but is curable, and (B) Tenant is in good faith diligently prosecuting such cure to completion) where, due to the nature of a default, it is unable to be completely cured within thirty (30) days; or (v) any execution or attachment shall be issued against Tenant or any of its property whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, and the same shall not be bonded, dismissed, or discharged as promptly as possible under the circumstances; or (vi) Tenant or Guarantor (A) shall make any assignment or other similar act for the benefit of creditors, (B) shall file a petition or take any other action seeking relief under any state or federal insolvency or bankruptcy Laws, or (C) shall have an involuntary petition or any other action filed against either of them under any state or federal insolvency or bankruptcy Laws which petition or other action is not vacated or dismissed within sixty (60) days after the commencement thereof; or (vii) the estate or interest of Tenant in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or (viii) the Guarantor’s guaranty of Tenant’s obligations under this Lease is terminated for any reason, or the Guarantor asserts in any pleading or judicial or administrative proceeding that such guaranty is void or unenforceable or that Guarantor is not liable thereunder; or (ix) any material representation or warranty made by Tenant or Guarantor to Landlord or the Lender herein or in any document delivered pursuant to this Lease is misleading or false in material respect when made, or (x) a default beyond applicable notice and cure periods shall occur in the fulfillment of any of the covenants, agreements or obligations of the tenant under any of the Related Leases and the premises demised thereby are then owned by the entity that is Landlord on the Lease Commencement Date or by one of its Affiliates.

(b) If an Event of Default shall have occurred and be continuing, Landlord shall be entitled to all remedies available at law or in equity. Without limiting the foregoing, Landlord shall have the right to give Tenant notice of Landlord’s termination of the Term of this Lease. Upon the giving of such notice, the Term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c) If an Event of Default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the Term of this Lease shall have been terminated pursuant to Section 23(b) of this Part II, to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable. Landlord shall be under no liability by reason of any such reentry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 23(b) of this Part II.

(d) At any time or from time to time after a re-entry, repossession or removal pursuant to Section 23(c) of this Part II, whether or not the Term of this Lease shall have been terminated pursuant to Section 23(b) of this Part II, Landlord may (but, except to the extent expressly required by any applicable Law, shall be under no obligation to) relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting, provided, however, that Landlord agrees to use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the reasonable costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in base rent and additional rent, reasonable attorney’s fees, brokerage fees, and the expenses of placing the Premises in rentable condition.

(e) No expiration or termination of the Term of this Lease pursuant to Section 23(b) of this Part II, by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Section 23(c) of this Part II or otherwise, and no reletting of the Premises pursuant to Section 23(d) of this Part II or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

(f) In the event of any expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Lease Default Rate from the due date thereof to and including the date of such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 23(d) of this Part II, after deducting from such proceeds all reasonable expenses of Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), alteration costs and expenses of preparation for such reletting. Tenant shall pay such liquidated and agreed current damages on the dates on which Fixed Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

At any time after any such expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to Section 23(f) of this Part II, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (i) the excess, if any of (A) the aggregate of all Fixed Rent and Additional Rent which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 23(f) of this Part II to pay liquidated and agreed current damages) for what would be the then-unexpired Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at the rate equal to the then rate on U.S. Treasury obligations of comparable maturity to such Term (the “Treasury Rate”), but in no event greater than the non-default rate of interest for the Loan (such lower rate being referred to as the “Discount Rate”) over (B) the amount of such rental loss that Tenant proves could be reasonably avoided by commercially reasonable mitigation efforts by Landlord, discounted at the Discount Rate for the same period, plus (ii) all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant’s default under this Lease. If any Law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

(g) Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity, including the right of injunction. Tenant waives any rights of redemption granted by any Laws if Tenant is evicted or dispossessed, for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease. In addition, Tenant, on its own behalf and for its legal representatives, successors and assigns, and on behalf of all persons claiming through or under this Lease, together with creditors of all classes, and all other persons having an interest therein, does hereby waive, surrender and give up all right or privilege which it may or might have by reason of any present or future Law or decision, to redeem the Premises or have a continuance of this Lease for any part of the Term hereof after having been dispossessed or ejected therefrom by process of law or otherwise.

(h) In addition to the foregoing remedies set forth in this Section 23 and all other remedies available at law or in equity, and regardless of whether or not an Event of Default has occurred under this Lease, if Tenant has failed to perform any of its duties, obligations, covenants or agreements under this Lease, Landlord may give notice to Tenant that it has failed to perform any such duty, obligation, covenant or agreement (herein called a “Notice of Breach”) and may thereafter pursue any rights or remedies available to it at law or in equity including, without limitation, filing a suit for damages as a result of such breach or a suit for specific performance of any such duties, obligations, covenants or agreements. Any Notice of Breach delivered under this Section 23(h) or any such rights or remedies pursued by Landlord shall not be deemed to be a notice of default under any provision of this Section 23 and shall not result, with or without the passage of time, in an Event of Default existing under this Lease; provided, that the delivery of any such Notice of Breach shall not limit Landlord’s right (which right will not be exercised without the consent of Lender so long as the Premises are subject to a Mortgage which requires Lender’s consent for the exercise thereof) to subsequently deliver notice (with respect to the same event or condition which is the subject of such Notice of Breach or any other event or condition) which will declare or, with the passage of time, result in an Event of Default hereunder.

24.	LANDLORD ASSIGNMENT OF WARRANTIES.

Landlord assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “guaranties”). Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Landlord), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this Article. Upon the occurrence of a termination of this Lease, the guaranties shall automatically revert to Landlord.

25.	RENT PAYMENTS.

If Landlord’s interest in this Lease shall pass to another, or if the Fixed Rent or Additional Rent hereunder shall be assigned, or if a party, other than Landlord, shall become entitled to collect the Fixed Rent or Additional Rent due hereunder, then notice thereof shall be given to Tenant and Guarantor by Landlord in writing, or, if Landlord is an individual and shall have died or become incapacitated, by Landlord’s legal representative, accompanied by due proof of the appointment of such legal representative; provided, that if Fixed Rent is then being paid to Lender, then notwithstanding such notice from Landlord, Tenant shall continue to pay Fixed Rent to Lender until it receives contrary notice from Lender. Until such notice and proof shall be received by Tenant, Tenant may continue to pay the rent due hereunder to the one to whom, and in the manner in which, the last preceding installment of rent hereunder was paid, and each such payment shall fully discharge Tenant with respect to such payment.

Tenant shall not be obligated to recognize any agent for the collection of rent or otherwise authorized to act with respect to the Premises until written notice of the appointment and the extent of the authority of such agent shall be given to Tenant by the one appointing such agent.

26.	HOLDOVER.

If Tenant shall hold over after the expiration date of the Term, or if Tenant shall hold over after the date specified in any termination notice given by Tenant under Section 13(d) or 14(b) of this Part II, then, in either such event, Tenant shall be a month-to-month Tenant on the same terms as herein provided, except that the monthly Fixed Rent will be 1.25 times the average monthly Fixed Rent payable by Tenant during the Initial Term or, if applicable, during the Extension Period immediately preceding such holdover period.

27.	NOTICES.

Whenever, pursuant to this Lease, notice or demand shall or may be given to either of the parties (including Lender) by the other, and whenever either of the parties shall desire to give to the other any notice or demand with respect to this Lease or the Premises, each such notice or demand shall be in writing, and any Laws to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows: by mailing the same to the other party by registered or certified mail, return receipt requested, or by delivery by nationally recognized overnight courier service provided a receipt is required, at its Notice Address set forth in Part I hereof, or at such other address as either party may from time to time designate by notice given to the other. The date of receipt of the notice or demand shall be deemed the date of the service thereof (unless delivery of the notice or demand is refused or rejected, in which case the date of such refusal or rejection shall be deemed the date of service thereof).

28.	INDEMNITY.

(a) Tenant covenants and agrees to indemnify Landlord, its agents, employees, officers, trustees, directors, shareholders, partners or principals and hold harmless the same from, and defend same against any and all claims, losses, costs, damages, expenses, or liabilities (collectively, “Claims”), including, without limitation, reasonable attorneys’ fees and costs of defense, to the extent arising in connection with (i) any injury or damage to any person or property occurring on or about the Premises, (ii) any default by Tenant hereunder, (iii) any Planned Use Violation, or (iv) any negligence or willful misconduct of Tenant or its subtenants or agents, or the respective servants, employees, or invitees of any of the foregoing persons or of any other persons permitted in the Premises by Tenant; excluding, however, in each subparagraph (i)-(iv) above, any Claims to the extent caused by the negligence or willful misconduct of Landlord or its servants, employees, contractors or agents or any breach by Landlord of its obligations under this Lease. This indemnity shall survive the expiration or earlier termination of this Lease.

(b) Landlord covenants and agrees to indemnify and hold harmless Tenant, its agents, employees, officers, trustees, directors, shareholders, partners or principals and hold harmless the same from and defend same against any and all Claims, including, without limitation, reasonable attorneys’ fees and costs to the extent arising in connection with (i) any breach by Landlord hereunder, or (ii) any negligence or willful misconduct of Landlord or its agents, or the respective servants, employees, or invitees of any of the foregoing persons or of any other persons permitted in the Premises by Landlord; excluding, however, in each subparagraph (i)-(ii) above, any Claims to the extent caused by the negligence or willful misconduct of Tenant or its servants, employees, contractors or agents or any breach by Tenant of its obligations under this Lease. This indemnity shall survive the expiration or earlier termination of this Lease.

(c) Tenant shall pay to Landlord as Additional Rent and Landlord shall pay to Tenant, within thirty (30) days after submission by either party to the other of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 28.

29.	TENANT TO COMPLY WITH MATTERS OF RECORD.

Tenant agrees to perform all obligations of Landlord and pay all expenses which Landlord or Tenant may be required to pay in accordance with, and to comply and cause the Premises to comply in all respects with all of the terms and conditions of, any reciprocal easement agreement or any other agreement or document of record now affecting the Premises (including, without limitation, those matters described on Exhibit B hereto) or hereafter executed with Tenant’s written consent (herein referred to collectively as the “Matters of Record”) during the Term.

30.	OBLIGATIONS TO MODIFY EASEMENTS.

Landlord agrees, and its Lender, by accepting an assignment of this Lease, agrees, that if no Event of Default shall have occurred and be continuing, then upon request by Tenant (and only after all documentation required by Landlord to consummate the relevant transaction shall have been provided to Landlord), (i) to enter into or modify with Tenant, at Tenant’s expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (collectively, “Easements”) or (ii) to dedicate or transfer, at Tenant’s expense, minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development of the Premises (the “Dedications”); provided, that Landlord and Lender shall be obligated to take any such action only if (a) any such Easements or Dedications do not adversely affect the value of the Premises (or do not reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord for such Easements or Dedications) or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, (b) any such Easements or Dedications do not materially impair Tenant’s use or operation of the Premises and is not detrimental in any material respect to the proper conduct of Tenant’s business on the Premises, (c) Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or Dedications and that Tenant considers the consideration, if any, being paid for such Easements or Dedications to be fair and adequate, (d) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease in accordance with its terms, and (e) Tenant pays all out-of-pocket costs and expenses incurred by Landlord and Lender, including, without limitation, title bring-down and insurance costs, in connection with said Easements or Dedications including, without limitation, reasonable attorneys’ fees, all of which (items (a)—(e) above) Tenant shall certify to Lender and Landlord in writing (in the form of Schedule 3 to this Lease) at the time the request is made for such Easements or Dedications. Tenant’s request shall also include (i) the authorized undertaking of Tenant and Guarantor, in form and substance reasonably satisfactory to Landlord, to the effect that Tenant and Guarantor will remain obligated hereunder and under the Guarantor’s guaranty of this Lease to the same extent as if such Easements or Dedications had not been made, (ii) confirmation of the lien priority of the Mortgage and such instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel reasonably acceptable to Landlord or its Lender as Landlord or its Lender may reasonably request, and (iii) a letter from a qualified appraiser reasonably acceptable to Landlord and Lender addressed to Landlord and its Lender establishing that the requirement of subpart (a) of the first sentence of this Section 30 has been satisfied, and that the Easements or Dedications are not estimated to reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord therefor.

31.	TAXES.

(a) Subject to the provisions hereof relating to contests, Tenant shall pay and discharge, before any interest or penalties are due thereon, all of the following taxes, charges, assessments, levies and other items (collectively, “tax” or “taxes”), even if unforeseen or extraordinary, which are imposed or assessed prior to the Lease Commencement Date or on or subsequent to the Lease Commencement Date during the Term, regardless of whether payment thereof is due prior to, during or after the Term: all taxes of every kind and nature (including, without limitation, real, ad valorem and personal property), on or with respect to the Premises (including, without limitation, any taxes assessed against Landlord’s reversionary estate in the Premises or in connection with the Utility Infrastructure or Critical Fixtures and Equipment), the Fixed Rent or Additional Rent payable hereunder, this Lease or the leasehold estate created hereby; all charges and/or assessments for any easement or agreement maintained for the benefit of the Premises; and all general and special assessments, levies, water and sewer assessments and other utility charges, use charges and rents and all other public charges and/or taxes whether of a like or different nature. Landlord shall promptly deliver to Tenant any bill or invoice Landlord receives with respect to any tax; provided, that the Landlord’s failure to deliver any such bill or invoice shall not limit Tenant’s obligation to pay such tax. Landlord agrees to cooperate with Tenant to enable Tenant to receive tax bills directly from the respective taxing authorities. Nothing herein shall obligate Tenant to pay, and the term “taxes” shall exclude (unless the taxes referred to in clauses (i) and (ii) below are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Premises which, if such other tax or assessment were in effect on the Lease Commencement Date, would be payable by Tenant hereunder or by Law), federal, state or local (i) franchise, capital stock or similar taxes, if any, of Landlord, (ii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by Landlord’s net income, (iii) any estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, (iv) taxes imposed upon Landlord under Section 59A of the Internal Revenue Code of 1986, as amended, or any similar state, local, foreign or successor provision, (v) any amounts paid by Landlord pursuant to the Federal Insurance Contribution Act (commonly referred to as FICA), the Federal Unemployment Tax Act (commonly referred to as FUTA), or any analogous state unemployment tax act, or any other payroll related taxes, including, but not limited to, any required withholdings relating to wages, (vi) except as otherwise provided in Section 14(d) of this Part II, any taxes in connection with the transfer or other disposition of any interest, other than Tenant’s (or any person claiming under Tenant), in the Premises or this Lease, to any person or entity, including, but not limited to, any transfer, capital gains, sales, gross receipts, value added, income, stamp, real property gains or withholding tax, and (vii) any interest, penalties, professional fees or other charges relating to any item listed in clauses (i) through (vi) above; provided, further, that Tenant is not responsible for making any additional payments in excess of amounts which would have otherwise been due, as tax or otherwise, but for a withholding requirement which relates to the particular payment and such withholding is in respect to or in lieu of a tax which Tenant is not obligated to pay; and provided, further, that if at any time during the Term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a tax upon the value of the Premises or any present or future improvement or improvements on the Premises, including any tax which uses rents received from Tenant as a means to derive value of the property subject to such tax, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or taxes would be payable if the Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided. In the event that any assessment against the Premises is payable in installments, Tenant may pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable prior to or during the Term, or which are appropriately allocated to the Term even if due and payable after the Term. Tenant shall deliver, or cause to be delivered, to Landlord, promptly upon Landlord’s written request, evidence satisfactory to Landlord that the taxes required to be paid pursuant to this Section 31 have been so paid and are not then delinquent.

(b) After prior written notice to Landlord, at Tenant’s sole cost, Tenant may contest (including seeking an abatement or reduction of) in good faith any taxes agreed to be paid hereunder; provided, that (i) Tenant first shall satisfy any Legal Requirements, including, if required, that the taxes be paid in full before being contested, (ii) no Event of Default has occurred and is continuing, and (iii) failing to pay such taxes will not subject Landlord or Lender to criminal penalties or fines or to prosecution for a crime, or result in the sale, forfeiture or loss of any portion of the Premises, the Fixed Rent or any Additional Rent. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and shall indemnify, defend and hold Landlord and Lender and all other Indemnified Parties harmless against any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys’ fees and expenses) in connection with any such contest and shall promptly, after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. At Tenant’s sole cost, Landlord shall assist Tenant as reasonably necessary with respect to any such contest, including joining in and signing applications or pleadings. Any rebate applicable to any portion of the Term shall belong to Tenant.

(c) In the event a refund of Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped, out-of-pocket expenses or losses in connection with obtaining such refund) to the next installment(s) of Fixed Rent. If such refund is received after the end of the Term and relates to periods during the Term, Landlord shall remit such refund to Tenant within thirty (30) days after receipt. This provision shall survive the expiration or other termination of this Lease.

32.	INSURANCE.

(a) Landlord shall maintain, at Tenant’s cost and expense, with all premiums therefor and deductibles due in connection therewith constituting Additional Rent, All-Risk insurance for the Premises in an amount equal to no less than one hundred percent (100%) of the replacement value of the Building, all of Tenant’s alterations and improvements of which Landlord has notice, and Landlord’s personal property including its furniture, fixtures and equipment, which shall also include loss of rent coverage (also known as rental income coverage, earthquake coverage, flood coverage and shall be subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “All Risk” policies carried by landlords of comparable buildings in the vicinity of the Building. Landlord shall also obtain and keep in full force, at Tenant’s cost and expense, a policy of commercial general liability in amounts and with deductibles comparable to the insurance being carried by landlords of other comparable quality buildings in the vicinity of the Building. Landlord may obtain, but shall have no obligation to do so, at Landlord’s cost and expense, environmental insurance sufficient to cover Environmental Claims for pre-existing conditions in the Premises prior to the Lease Commencement Date.

(b) Tenant also shall maintain General Liability coverage (including but not limited to personal injury, broad form contractual liability, owner’s (i.e., Tenant’s) contractors, protective and broad form property damage). The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than [***]. The policy shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant’s and Tenant’s employees’ use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The policy shall contain a severability of interest clause. Not more frequently than once in any three (3) year period, if, in the opinion of the insurance consultant retained by Landlord, at Landlord’s sole cost and expense, the amount of public liability and property damage insurance coverage at the time is not substantially equivalent to that customarily carried by landlords of comparable buildings in the vicinity of the Building, Tenant shall increase the insurance coverage as reasonably required by Landlord’s insurance consultant; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in other comparable buildings in the vicinity of the Building.

(c) At all times when any construction is in progress, Tenant shall maintain or cause to be maintained by its contractors and subcontractors with such companies reasonably approved by Landlord, builder’s risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to Landlord.

(d) Any insurance maintained by Tenant pursuant to this Section 32 shall name Landlord as additional insured parties and/or as loss payees, as appropriate.

(e) [INTENTIONALLY OMITTED]

(f) Tenant may carry such All-Risk Property Insurance on their own personal property and General Liability insurance by way of a Package and Umbrella Policy, or any equivalent thereof.

(g) Tenant may carry leased General Liability insurance covering the Premises and other locations of Tenant and/or of Tenant’s affiliates and Tenant may maintain the required limits in the form of excess and/or umbrella policies, provided that the other requirements set forth herein have been satisfied.

(h) Tenant at its cost shall maintain on all of its personal property in, on, or about the Premises, an “All Risk” property policy including coverage for earthquake and sprinkler leakage and containing an agreed amount endorsement in an amount not less than one hundred percent (100%) of the full replacement cost valuation.

(i) Tenant shall maintain Workers’ Compensation insurance as required by law [and Employer’s Liability insurance in an amount not less than [***].]

(j) All insurance coverage required to be carried hereunder shall be carried with insurance companies licensed to do business in the state in which the Premises is located and which have a claims paying ability rating of “A” or better by S&P and a rating of “A2” or better by Moody’s, and shall require the insured’s insurance carrier to notify the Landlord and Lender at least thirty (30) days prior to any cancellation of such insurance. Notwithstanding the foregoing, Tenant may carry insurance with companies which are affiliated with Tenant (and do not meet the requirements herein) provided such insurance provided by such companies shall not exceed the deductible or self insurance limitations herein.

The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender. All insurance required to be carried by Tenant hereunder shall be primarily in respect of the acts of Tenant and all liability insurance required to be maintained by Landlord shall be primary in respect of the acts of Landlord.

(k) During such time as (i) the tangible net worth of Guarantor, as determined in accordance with generally accepted accounting principles consistently applied, shall be not less than the product of (A) [***] times (B) the CPI Factor, and (ii) Guarantor’s long-term unsecured debt is rated at least “A-“ by S&P and “A2 “ by Moody’s, Tenant may self-insure the coverage referred to in this Section 32, provided that such self insurance program does not violate any Laws. Tenant shall provide Landlord with annual certificates indicating its decision to self-insure hereunder.

(l) Each insurance policy referred to above to the extent applicable, contains standard non-contributory mortgagee clauses in favor of Lender and shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord.

(m) Tenant shall pay all premiums for the insurance required by this Section 32 as they become due, and shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence of the then existing policy and each renewal or replacement policy, not less than fifteen (15) days prior to the expiration of such policy (together with a certificate of a responsible officer of Tenant or Guarantor that the insurance maintained by Tenant with respect to the Premises is in compliance with the requirements of this Section 32 of Part II of this Lease). In the event of Tenant’s failure to comply with any of the foregoing requirements, Landlord shall be entitled to procure such insurance. Any sums so expended by Landlord, together with interest thereon from the date paid at the Lease Default Rate, shall be Additional Rent and shall be repaid by Tenant to Landlord, if accompanied by an invoice or other supporting documentation, within five days of receipt of written demand therefor by Landlord.

33.	LANDLORD EXCULPATION.

Anything contained herein to the contrary notwithstanding, any claim based upon liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Premises and shall not be enforced against the Landlord individually or personally other than with respect to fraud or the misappropriation of insurance or condemnation proceeds. In no event shall any partner, shareholder, trustee, manager, member, beneficial owner, officer, director or other owner or agent of Landlord have any liability under this Lease.

34.	LANDLORD’S TITLE.

The Premises are demised and let subject to the Permitted Encumbrances without representation or warranty by Landlord, except as herein expressly provided. The recital of the Permitted Encumbrances herein shall not be construed as a revival of any Permitted Encumbrance which has expired.

35.	QUIET ENJOYMENT.

Landlord warrants and agrees that Tenant, on paying the Fixed Rent, Additional Rent and other charges due hereunder and performing all of Tenant’s other obligations pursuant to this Lease, shall and may peaceably and quietly have, hold, and enjoy the Premises for the full Term, free from molestation, eviction, or disturbance by Landlord or by any other person(s) lawfully claiming by, through or under Landlord, subject, however, to the Permitted Encumbrances. Any failure by Landlord to comply with the foregoing warranty shall not give Tenant any right to cancel or terminate this Lease, or to abate, reduce or make deduction from or offset against any Fixed Rent, Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder.

36.	[INTENTIONALLY OMITTED]

37.	BROKER.

Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease. LANDLORD AND TENANT EACH AGREE TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER AGAINST ALL LIABILITIES ARISING FROM ANY CLAIM OF ANY REAL ESTATE BROKERS, INCLUDING COST OF REASONABLE COUNSEL FEES, RESULTING FROM THEIR RESPECTIVE ACTS. IN THE EVENT OF ANY BREACH OF LANDLORD’S REPRESENTATIONS UNDER THIS SECTION 37 OR ANY CLAIM BY TENANT AGAINST LANDLORD FOR ANY INDEMNITY UNDER THIS SECTION 37, TENANT SHALL HAVE NO RIGHT TO ABATE OR DEFER ANY PAYMENT OF ANY FIXED RENT, ADDITIONAL RENT AND/OR OTHER AMOUNTS DUE UNDER THIS LEASE, OR TO EXERCISE ANY RIGHTS OF OFFSET WITH RESPECT THERETO, AND TENANT HEREBY EXPRESSLY WAIVES ANY SUCH RIGHTS THAT MAY EXIST AT LAW, IN EQUITY OR OTHERWISE.

38.	TRANSFER OF TITLE.

In the event that at any time Landlord shall sell or transfer the Premises, provided the purchaser or transferee expressly assumes in writing the obligations of Landlord hereunder, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, upon such assumption, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

39.	NO CONTINUOUS OPERATION.

Anything in this Lease, express or implied, to the contrary notwithstanding, Landlord agrees that Tenant shall be under no duty or obligation, either express or implied, to continuously conduct its business in the Premises at any time during the Term.

40.	HAZARDOUS MATERIALS.

(a) For the purposes hereof, the term “Hazardous Materials” shall include, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in or pursuant to any Laws, or subject to regulation under any Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, radioactive, asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil. The term “Environmental Laws” shall include all Laws applicable to the Premises pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.

(b) Landlord represents and warrants to Tenant that, except as disclosed in the environmental reports listed on Exhibit E hereto, (i) neither the Premises, nor any portion thereof, has been used, to the best of Landlord’s knowledge, by any prior owner for the generation, manufacture, storage, handling, transfer, treatment, recycling, transportation, processing, production, refinement or disposal (each, a “Regulated Activity”) of any Hazardous Materials (other than in connection with the operation and maintenance of the Premises and in compliance with Environmental Laws); and (ii) to the best of Landlord’s knowledge, there are no Hazardous Materials present on, in or under the Premises or any portion thereof (other than in connection with the operation and maintenance of the Premises and in compliance with Environmental Laws). Tenant covenants that it: (i) will comply, and will cause the Premises to comply, with all Environmental Laws, (ii) will not use, and shall prohibit the use of the Premises for Regulated Activities or for the storage, handling or disposal of Hazardous Materials (other than in connection with the operation and maintenance of the Premises and in compliance with Environmental Laws), (iii) (A) will not install or permit the installation on the Premises of any underground storage tanks or surface impoundments (other than in connection with the operation and maintenance of the Premises and in compliance with Environmental Laws), and (B) with respect to any petroleum contamination on the Premises which originates from a source off the Premises, Tenant shall notify all responsible third parties and appropriate government agencies (collectively, “Third Parties”) and shall prosecute the cleanup of the Premises by such Third Parties, including, without limitation, undertaking legal action, if necessary, to enforce the cleanup obligations of such Third Parties and, to the extent not done so by such Third Parties and to the extent technically feasible and commercially practicable, Tenant shall remediate such petroleum contamination), and (iv) shall cause any alterations of the Premises to be done in a way which complies with applicable Environmental Laws, including Environmental Laws relating to exposure of persons working on or visiting the Premises to Hazardous Materials. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials generated, stored or disposed of by Tenant during the Term and free of all Environmental Default by Tenant.

(c) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Tenant invitee (other than Landlord or Landlord’s agents, contractors, employees or agents) in or about the Premises or otherwise during the Term (unless caused by Landlord or a Landlord Party). In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default of which Tenant has, or reasonably should have, knowledge, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the reasonable satisfaction of Landlord and (unless Environmental Laws or a governmental authority require otherwise) only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. An “Environmental Default” means any of the following, to the extent occurring during the Term, by Tenant or any Tenant invitee (other than Landlord or Landlord’s agents, contractors, employees or agents): a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises (or any part thereof); an environmental condition requiring for which a responsive action is required by a governmental authority or under Environmental Law; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to promptly address same to Landlord’s reasonable satisfaction, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, and Landlord determines that Tenant has committed an Environmental Default relating to such conjectured pending or threatened Environmental Default that continues, then Tenant shall pay the reasonable costs therefore as Additional Rent.

(d) To the extent that Tenant or Landlord has knowledge thereof, they shall promptly provide notice to the other party hereto of any of the following matters which are not specified in the Environmental Reports described on Exhibit E hereto:

(i) any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Material affecting the Premises;

(ii) any proceeding or investigation commenced or threatened by any governmental authority, against Tenant or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Materials from any property owned by Landlord;

(iii) all written notices of any pending or threatened investigation or claims made or any lawsuit or other legal action or proceeding brought by any person against (A) Tenant or Landlord or the Premises, or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Material or relating to any violation or alleged violation of Environmental Laws;

(iv) the discovery of any occurrence or condition on the Premises, of which Tenant or Landlord as applicable, becomes aware and which is not corrected within ten (10)

days, or written notice received by Tenant of an occurrence or condition on any real property adjoining or in the vicinity of the Premises, which reasonably could be expected to lead to the Premises or any portion thereof being in violation of any Environmental Laws or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Laws or which might subject Tenant, Landlord or Lender to any Environmental Claim. “Environmental Claim” means any claim, action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials at the Premises, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and

(v) the commencement and completion of any Remedial Work.

(e) Landlord shall indemnify and hold Tenant, its employees and agents harmless from and against any Environmental Claim based on or arising out of the presence or removal of, or failure to remove Hazardous Materials generated, used, released, stored or disposed of in or about the Premises prior to the Lease Commencement Date or otherwise prior to the Lease Commencement Date, unless such damage, injury, loss, liability, charge, demand or claim suffered by Tenant is covered by any environmental or pollution control insurance carried by Landlord in connection with Section 32(a) above. In the event Tenant shall make a demand upon Landlord’s carrier of the aforesaid insurance (the “Carrier”) and the Carrier shall deny such claim, Tenant shall commence and diligently prosecute a lawsuit in the appropriate court to enforce such claim. In the event such court does not enter a judgment awarding Tenant the amounts due under such policy, provided Tenant diligently prosecuted the applicable suit as required above, Tenant may seek recovery from Landlord pursuant to Landlord’s indemnity obligations under this Section 40(e). In such a case, at Landlord’s request, Tenant shall assign all of its rights of, in, to, and in connection with said claim and shall provide reasonable cooperation to Landlord in connection with any procecution of such claim.

(f) Upon Landlord’s reasonable request, at any time after the occurrence and during the continuation of an Event of Default hereunder or at such other time as Landlord has reasonable grounds to believe that Hazardous Materials (except to the extent those substances are permitted to be used by Tenant under Section 40(b) of this Part II are or have been released, stored or disposed of on or around the Premises or that the Premises may be in violation of Environmental Laws, Tenant shall provide, at Tenant’s sole cost and expense, an inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Landlord and Lender indicating the presence or absence of the reasonably suspected Hazardous Materials on the Premises the presence or absence of friable asbestos or substances containing asbestos on the Premises, as the case may be. If Tenant fails to provide such inspection or audit within thirty (30) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and Lender and their respective employees, contractors and agents access to the Premises upon reasonable notice and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Lease Default Rate from the date Tenant is provided with written confirmation of costs incurred by Landlord until actually paid by Tenant, shall be immediately paid by Tenant on demand.

(g) Without limiting the foregoing, where recommended by any environmental assessment prepared for the Premises conducted after the date hereof and not relating to a conditioned existing at the date hereof, Tenant shall establish and comply with an operations and maintenance program relative to the Premises, in form and substance reasonably acceptable to Landlord, prepared by an environmental consultant reasonably acceptable to Landlord, which program shall address any Hazardous Materials (including, without limitation, asbestos containing material or lead based paint) that may now or in the future be detected on the Premises. Without limiting the generality of the preceding sentence, Landlord may reasonably require (i) periodic notices or reports to Landlord and Lender in form, substance and at such intervals as Landlord may reasonably specify to address matters raised in any such applicable environmental assessments, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Tenant’s sole cost and expense, supplemental examination of the Premises by consultants reasonably acceptable to Landlord to address matters raised in any such applicable environmental assessments, (iv) access to the Premises upon reasonable notice, by Landlord or Lender, and their respective agents or servicer, to review and assess the environmental condition of the Premises and Tenant’s compliance with any operations and maintenance program, and (v) variation of the operation and maintenance program in response to the reports provided by any such consultants.

(h) The indemnity obligations and the rights and remedies of the parties under this Section 40 shall survive the termination of this Lease.

41.	WAIVER OF LANDLORD’S LIEN.

Landlord hereby waives any right to distrain trade fixtures, inventory and other personal property of Tenant and any landlord’s lien or similar lien upon trade fixtures, inventory and any other personal property of Tenant regardless of whether such lien is created or otherwise. At the request of Tenant, Landlord shall execute a waiver of any landlord’s or similar lien for the benefit of any holder of a security interest in or lessor of any trade fixtures, inventory or any other personal property of Tenant. Landlord agrees to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that trade fixtures owned by Tenant are Tenant’s property and not part of the Building (regardless of whether or to what extent trade fixtures and/or other personal property are affixed to the Building) or otherwise subject to the terms of this Lease.

42.	ESTOPPEL CERTIFICATE.

Landlord and Tenant agree to deliver to each other, from time to time as reasonably requested in writing, and within a reasonable period of time after receipt of such request, an estoppel certificate, addressed to such persons as the requesting party may reasonably request, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which any Fixed Rent due hereunder has been paid in advance, if any, and that to the knowledge of the signer of such certificate, no default hereunder by either Landlord or Tenant exists hereunder (or specifying each such default to which this signer may have knowledge), together with such other information as Landlord or Tenant may reasonably require with respect to the status of this Lease and Tenant’s use and occupancy of the Premises.

43.	NOTICE OF LEASE.

Upon the request of either party hereto, Landlord and Tenant agree to execute a short form Notice of Lease or Memorandum of Lease in recordable form, setting forth information regarding this Lease, including, without limitation, if available, the dates of commencement and expiration of the Term.

44.	MISCELLANEOUS.

(a) This Lease shall be governed and construed in accordance with the Laws of the state in which the Premises is located.

(b) The headings of the Sections of Part I and Part II, are for convenient reference only, and are not to be construed as part of this Lease.

(c) The language of this Lease shall be construed according to its plain meaning, and not strictly for or against Landlord or Tenant; and the construction of this Lease and of any of its provisions shall be unaffected by any argument or claim that this Lease has been prepared, wholly or in substantial part, by or on behalf of Tenant or Landlord.

(d) Landlord and Tenant each warrant and represent to the other, that each has full right to enter into this Lease and that there are no impediments, contractual or otherwise, to full performance hereunder.

(e) This Lease shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Landlord and the successors and assigns of Tenant.

(f) In the event of any suit, action, or other proceeding at law or in equity, by either party hereto against the other, by reason of any matter arising out of this Lease, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys’ fees (to be fixed by the Court) for the maintenance or defense of said suit, action or other proceeding, as the case may be.

(g) A waiver by either party of any breach(es) by the other of any one or more of the covenants, agreements, or conditions of this Lease, shall not bar the enforcement of any rights or remedies for any subsequent breach of any of the same or other covenants, agreements, or conditions.

(h) This Lease and the referenced schedules and exhibits set forth the entire agreement between the parties hereto and may not be amended, changed or terminated orally or by any agreement unless such agreement shall be in writing and signed by Tenant and Landlord and approved in writing by the Lender. Landlord and Tenant further agree that this Lease shall not be amended and no amendment shall be effective unless in writing signed by both parties thereto.

(i) If any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

(j) The submission of this Lease for examination does not constitute a reservation of or agreement to lease the Premises; and this Lease shall become effective and binding only upon proper execution and unconditional delivery thereof by Landlord and Tenant.

(k) When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and viceversa. Further, references to “person” or “persons” in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever.

(l) All references to “business days” contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

(m) Time is of the essence in the payment and performance of the obligations of Tenant under this Lease.

(n) In the event that the Landlord hereunder consists of more than one (1) person, then all obligations of the Landlord hereunder shall be joint and several obligations of all persons named as Landlord herein. If any such person directly or indirectly transfers its interest in the Premises, whether by conveyance of its interest in the Premises, merger or consolidation or by the transfer of the ownership interest in such Person, such transferee and its successors and assigns shall be bound by this subparagraph (n). All persons named as Landlord herein shall collectively designate a single person (the “Designated Person”) to be the person entitled to give notices, waivers and consents hereunder. Landlord agrees that Tenant may rely on a waiver, consent or notice given by such Designated Person as binding on all other persons named as Landlord herein; provided, that any amendment, change or termination of this Lease which is permitted under Section 44(h) of this Part II must be signed by all persons named as Landlord. The Designated Person shall be the only person entitled to give notices hereunder by the Landlord, and Tenant may disregard all communications from any other person named as Landlord herein, except as provided in the immediately following sentence. The identity of the Designated Person may be changed from time to time by ten (10) business days’ advance written notice to the Tenant signed by either the Designated Person or by all persons named as Landlord herein.

(o) Tenant will furnish to Landlord on June 1 and December 31 of each calendar year during the Term, copies of all financial statements relating to the Premises or Tenant’s operations at the Premises (whether or not otherwise publicly disclosed) prepared in the ordinary course of its business. Landlord hereby agrees to maintain such financial information as proprietary and confidential and agrees not to disclose any such information to any third party other than any Lender, or prospective purchaser of the Premises, or to Landlord’s attorneys, accountants, and similar business advisor(s); provided, however, any such disclosure of financial information to any of the foregoing parties may only be made subject to disclosure restrictions that are at least as restrictive as the provisions set forth in this Section 44.

45.	RESTRICTIONS ON SALE TO TENANT COMPETITORS.

. Notwithstanding the foregoing provisions of this Lease, so long as no Event of Default has occurred, Savvis Asset Holdings, Inc. or one of its Affiliates is the Tenant hereunder, no default has occurred in connection with the Corporate Guaranty (defined in Schedule 3 attached hereto) and the Corporate Guaranty remains in full force and effect, Landlord shall in no event sell or transfer the Premises to a “Savvis Competitor”, without Tenant’s prior written consent. As used herein, “Savvis Competitor” shall mean and refer to any one of the five (5) entities listed on Exhibit F hereto, provided Savvis Asset Holdings, Inc. or one of its Affiliates may, in good faith but in its sole discretion, change any one or all of the entities so listed, by delivering written notice of such change to Landlord on June 1st and/or Decemver 31st of any calendar year so long as such subsequently listed entity is in good faith (but Savvis’ sole discretion) considered a competitor and is neither principally engaged in the real estate acquisition, disposition, leasing, or development business nor in the business of financing or investing in such real estate companies. In addition, Landlord will deliver to Tenant a copy of any initial marketing materials circulated by Landlord to the market at-large in connection with any proposed sale of the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the Date of Lease above written.

[SIGNATURE PAGES FOLLOW.]

LANDLORD’S SIGNATURE PAGE

Attached to and made a part of Lease dated as of March 5, 2004.

MEERKAT SC8 LLC

By:	MEERKAT VENTURES LLC Manager

	By:	MEERKAT INTERESTS LLC Manager

By:
Lammot J. du Pont, Managing Member

		By:	/s/ Hossein Fateh
Hossein Fateh, Managing Member

	By:	MEERKAT EQUITY LLC Manager

		By:	MEERKAT MEMBERS LLC Manager

By:
Lammot J. du Pont, Managing Member

			By:	/s/ Hossein Fateh
Hossein Fateh, Managing Member

TENANT’S SIGNATURE PAGE

Attached to and made a part of Lease dated as of March 5, 2004.

/s/ Grier Raclin
By:	Grier Raclin
Its:	Chief Legal Officer & Corporate Secretary

SCHEDULE 1

STIPULATED LOSS VALUES

[This shall be a schedule of partially amortizing values satisfactory to the Landlord and Lender which shall begin at, but not exceed, 100% of the purchase price paid by Landlord for the Premises or, if greater, the original Loan amount.]

S1-1

SCHEDULE 2

FIXED RENT AMOUNTS

SUBPART A

[Rent Chart Calculations Subject To Confirmation By Landlord]

Lease Year	Rate Per Rentable Square Foot	Fixed Rent Per Annum	Fixed Rent Per Month
1	$[***]	$[***]	$[***]
2	$[***]	$[***]	[***]
3	$[***]	[***]	[***]
4	$[***]	[***]	[***]
5	$[***]	[***]	[***]
6	$[***]	[***]	[***]
7	$[***]	[***]	[***]
8	$[***]	[***]	[***]
9	$[***]	[***]	[***]
10	$[***]	[***]	[***]
11	$[***]	[***]	[***]
12	$[***]	[***]	[***]
13	$[***]	[***]	[***]
14	$[***]	[***]	[***]
15	$[***]	[***]	[***]

SUBPART B

During the Initial Term, Fixed Rent shall be paid in the amounts hereinafter set forth in Subpart A of this Schedule 2 with respect to the Initial Term. During any fixed rate Extension Period described in Section 12 of Part I of this Lease, Fixed Rent shall be paid at the Fair Market Rental Value with respect to such fixed rate Extension Periods. Notwithstanding the provisions below, in no event shall the annual Fair Market Rental Value for the first year of the first Extension Period be less than [***] of the annual Fixed Rent for the last year of the Initial Term and the Fair Market Rental Value shall increase by no less than [***] annually each year of any Extension Period.

During any Extension Period, Fixed Rent shall be paid in an amount equal to [***] of the Fair Market Rental Value of the Premises for such Extension Period as determined by a Appraiser as hereinafter set forth in this Schedule 2; provided, that during the first [***] years of the first Extension Period, Fixed Rent shall be equal to [***] of the Fair Market Rental Value as so determined. In the event Tenant exercises

S2-1

a Renewal Option to extend this Lease for an Extension Period, then Landlord and Tenant shall attempt in good faith for a period of ten (10) days to agree upon a single Appraiser; and if Landlord and Tenant are so able to agree, the determination by such single Appraiser of a Fair Market Rental Value for the Premises for such Extension Period shall be final and binding on the parties. If Landlord and Tenant are unable to agree upon a single Appraiser within the above-stated ten (10) day period, then the following procedures shall apply:

(a) Within seven (7) days after the conclusion of the ten (10) day period, each party shall submit to the other party an independent third-party Appraiser who must satisfy the qualifications for an Appraiser in the Lease, and neither of whom (i) may be a present or former employee or business associate (or a relative of any such employee or business associate) of either Landlord or Tenant, or (ii) shall have any other financial or economic interest in, or relationship with, Landlord or Tenant.

(b) The two Appraisers so selected shall promptly proceed to determine the Fair Market Rental Value of the Premises (considering the other terms of this Lease) for such Extension Period; and if the two Appraisers agree on such Fair Market Rental Value, their determination shall be final and binding on all parties. If the two appraisers so selected are unable to agree on the Fair Market Rental Value but the appraisals are no more than ten percent (10%) apart, computed from the base of the higher appraisal, the two appraisals shall be averaged and the average shall constitute the Fair Market Rental Value of the Premises for such Extension Period. If the appraisals differ by more than ten percent (10%), such two Appraisers shall select a third Appraiser (who must satisfy the qualifications for an Appraiser in the Lease); and if the two Appraisers are unable to agree upon a third Appraiser within fifteen (15) days, then they shall in lieu thereof each select the names of two willing persons qualified to be Appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Landlord in the presence of a representative of Tenant, and the person whose name is so drawn shall be the third Appraiser. If either of the first two Appraisers fails to select the names of two willing, qualified Appraisers and to cooperate with the other Appraiser so that a third Appraiser can be selected by lot, the third Appraiser shall be selected by lot from the two Appraisers which were selected by the other Appraiser for the drawing. Any vacancy in the office of the first two Appraisers shall be filled by the party who initially selected that Appraiser, and if the appropriate party fails to fill any vacancy within fifteen (15) days after such vacancy occurs, then such vacancy shall be filled by the other party. Any vacancy in the office of the third Appraiser shall be filled by the first two Appraisers in the manner specified above for the selection of a third Appraiser. The third Appraiser shall, within fifteen (15) days after having been selected, render his or her opinion of which of the amounts proposed by the original two Appraisers most closely represents the actual Fair Market Rental Value of the Premises for such Extension Period, and the amount so selected by the third Appraiser shall be the Fair Market Rental Value of the Premises for such Extension Period. The fees of such Appraisers shall be paid by Tenant.

S2-2

SCHEDULE 3

CERTIFICATE AND AGREEMENT

REGARDING MATTERS OF RECORD

THIS Certificate and Agreement Regarding Matters of Record (this “Certificate”) is delivered by Savvis Asset Holdings, Inc., a Delaware corporation (“Tenant”), pursuant to Section 30 of Part II of that certain Lease dated as of                     , 2004, by and between MEERKAT SC8 LLC, as Landlord (herein so called), and Tenant (the “Lease”).

Tenant has prepared or had prepared a [description of instrument], a copy of which is attached hereto (the “Instrument”), to be filed of record with respect to the Premises (as defined in the Lease) and has requested, and does hereby request, that Landlord and Lender (as defined in the Lease) consent to, execute, acknowledge and deliver the Instrument which will be filed of record by Tenant, and that Lender subordinate its Mortgage (as defined in the Lease) and other loan documents to the Instrument or, in connection with any Dedications (as defined in the Lease), that Lender release its Mortgage with respect to the portion of the Premises that is the subject of such Dedication. In order to induce Landlord and Lender to take such actions, and with the understanding that Landlord and Lender will rely on the matters set forth herein, Tenant does hereby represent, warrant and certify to, and agree with for the benefit of Landlord and Lender as follows:

1. Tenant hereby consents to the Instrument, and agrees that the Instrument shall constitute “Matters of Record” as defined in Section 29 of Part II of the Lease.

2. Tenant hereby represents, warrants and certifies to Landlord and Lender that:

(a) A true, correct and complete copy of the Instrument is attached to this Certificate;

(b) The Instrument is not detrimental in any material respect to the proper conduct of Tenant’s business on the Premises;

(c) The Instrument does not adversely affect the value of the Premises (or does not reduce the fair market value of the Premises by an amount greater than the amount of the consideration being paid to Landlord for such Instrument) or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property; and

(d) The Instrument does not materially impair Tenant’s use or operation of the Premises.

3. Tenant agrees that for so long as the Lease is in effect, it will perform all obligations, if any, of Landlord under or pursuant to the Instrument and will remain obligated under the Lease in accordance with its terms.

4. Attached hereto is a true, correct and complete copy of an updated ALTA survey of the Premises prepared by [name of surveyor] which shows the location on the Premises of all grants, releases, easements and other rights or encumbrances arising pursuant to the Instrument, or which otherwise indicates the effect of the Instrument on the Premises.

S3-1

5. Attached hereto are true, correct and complete copies of certificates or agreements by [name of other property owners or governmental authorities required to approve the matters affected by the Instrument] necessary or appropriate to consent to, create or implement the matters contained in the Instrument.

6. Attached hereto is the commitment of [name of title insurer] to issue an endorsement to the loan policy of title insurance delivered to Lender with respect to the Premises indicating that after filing the Instrument, [the Mortgage will remain a first lien on the Premises] [OR, WITH RESPECT TO A DEDICATION: the Mortgage will remain a first lien on the portion of the Premises remaining after the Dedication] subject only to the exceptions which were contained in such policy of title insurance and the Instrument.

7. Tenant agrees that all of its obligations under the Lease shall continue notwithstanding the execution, acknowledgment, delivery and filing of the Instrument.

8. Tenant agrees to immediately notify Landlord and Lender in writing in the event of any changes to any of the matters set forth in this Certificate.

9. Tenant will promptly pay all out-of-pocket costs and expenses incurred by Landlord and Lender in connection with said Instrument including, without limitation, reasonable attorneys’ fees.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

S3-2

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of                     ,             .

Savvis Asset Holdings, Inc., a Delaware corporation

By:
Its:

[Acknowledgment Form to be modified as necessary to comply

with the laws of the state in which the Premises are located]

STATE OF __________	§
§
COUNTY OF ________	§

Before me, on the              day of                     , 2004, personally appeared                                 ,                      of                     , a                     , and acknowledged that he executed the above instrument as his free act and deed and on behalf of said                     .

Notary Public

(Print Name:)

My Commission Expires:

S3-3

GUARANTOR’S CONSENT

This Guarantor’s Consent (this “Consent”) is a part of the foregoing Certificate and Agreement Regarding Matters of Record. The undersigned hereby executes and delivers this Consent to indicate and evidence the following:

1. The undersigned consents to the Instrument and its effect upon the Premises, the Tenant and the Lease.

2. The Corporate Guaranty executed by the undersigned as of [February 13, 2004], with respect to the Lease (the “Corporate Guaranty”) shall continue and remain in full force and effect notwithstanding the Instrument.

The undersigned has executed and delivered this Consent in order to induce Landlord and Lender to consent to and to execute, acknowledge, deliver and file of record the Instrument, and the undersigned acknowledges that Landlord and Lender will rely on this Consent.

EXECUTED this              day of                     , 2004.

,
a _____________________________

By:

Its:

ATTEST:

_______________________________, Secretary

[Corporate Seal]

S3-4

Schedule

To

Exhibit

CERTAIN CRITICAL FIXTURES AND EQUIPMENT

1.	Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.

2.	Mechanical equipment and condenser equipment, air handlers and electrical dampers.

3.	Racking, cage materials, cabinets and patch panels.

4.	UPS Battery Systems including electrical switch gear and other similar power sources.

5.	FM200 fire suppression canisters, piping and nozzles.

6.	VESDA and smoke sensor stations.

7.	Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.

8.	Partition and conference room furniture systems and freestanding, cabinets, storage units.

9.	Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.

10.	Fiber Muxes or other telco and related equipment installed in MPOE rooms.

11.	Emergency distribution board and telephone backboard with connectors.

12.	Maintenance bypass electronic and manual switch gear.

13.	Transformers and Power Distributions Units.

14.	Kitchen appliances like microwaves, refrigerators and vending machines.

15.	Console monitors, screen projection and screens in command center.

16.	Bulletproof/resistant glass.

17.	Satellite dishes and other communications equipment installed.

S4-1

EXHIBIT A

LEGAL DESCRITION OF PREMISES

(City of Santa Clara)

All of parcel 34, as shown on that certain Map entitled “Parcel Map being a Resubdivision of Parcel 6 as shown on Parcel Map 3399 Recorded in Map Book 368, Pages 36-37 and also being a Resubdivision of Parcels 26, 30, and 31 as shown on Parcel Map Recorded in Map Book 386, Pages 4-5, Santa Clara County Records”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on January 25, 1977 in Map Book 387, Page 44.

Assessor’s Parcel Number 104-04-076

A-1

EXHIBIT B

PERMITTED ENCUMBRANCES

MATTERS OF RECORD

A.	Property taxes, including general and special taxes, personal property taxes, if any, and any assessments collected with taxes, to be levied for the fiscal year 2004 - 2005 which are a lien not yet payable.

1.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:	Pacific Gas & Electric Company and Pacific Telephone and Telegraph Company, a California corporation
Purpose:	Installation and maintenance of single line poles and wires
Recorded:	June 13, 1947, in Book 1478, Page 173, Instrument No. 464779, Official Records
Affects:	Portion of the premises
Note:	The interest of Pacific Gas & Electric Company in said easement has been terminated of record by that certain Quitclaim Deed recorded April 04, 1977, in Book C712, Page 69, Official Records

2.	The effect of a Deed

Dated:	October 26, 1950
Executed by:	Aimee L. Johnson, formerly Aimee L. Billings and Ralph W. Johnson and Ora J. Johnson, his wife and the City and County of San Francisco, a municipal corporation
Recorded:	November 03, 1950, in Book 2089, Page 315, Instrument No. 675584, Official Records

Said instrument also provides for the right of ingress and egress for the purpose of maintenance and inspection of fences, gates, pipes and other structures or improvements over that portion of the herein described land.

Affects a portion of the land described herein and other land.

3.	Covenants, conditions and restrictions as set forth in the document

Recorded:	March 15, 1976, in Book B915, Page 228, Official Records

This exception omits any covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that the covenant, condition or restriction (a) is not in violation of state or federal law, (b) is exempt under 42 U.S.C. Section 3607 or (c) relates to a handicap but does not discriminate against handicapped people.

Modification(s) of said covenants, conditions and restrictions

Recorded:	November 16, 1977, in Book D281, Page 411, Official Records

Modification(s) of said covenants, conditions and restrictions

Recorded:	September 18, 1978, in Book D957, Page 329, Official Records

4.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:	City of Santa Clara, a municipal corporation
Purpose:	Underground electrical
Recorded:	December 01, 1976, in Book C444, Page 600, Instrument No. 5484607, Official Records
Affects:	The Easterly 10 feet

5.	A document subject to all the terms, provisions and conditions therein contained.

Entitled:	Agreement For The Installation And Maintenance of Landscape Improvements
Dated:	December 14, 1976
Executed by:	The City of Santa Clara, a municipal corporation and Marriott Corporation
Recorded:	December 17, 1976, in Book C484, Page 109, Instrument No, 5501942, Official Records

6.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:	Pacific Gas & Electric Company, a California corporation
Purpose:	Installation and maintenance of gas pipe lines and appurtenances thereto
Recorded:	April 04, 1977, in Book C712, Page 63, Instrument No. 5598791, Official Records
Affects:	A strip of land 25 feet in width

7.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:	The City of Santa Clara, a municipal corporation
Purpose:	Installation and Maintenance of Underground electrical systems and appurtenances thereto
Recorded:	September 17, 1980, in Book F587, Page 672, Instrument No. 6840934, Official Records
Affects:	A strip of land 10 feet in width lying within said property

8.	A document subject to all the terms, provisions and conditions therein contained.

Entitled:	Agreement Permitting a Pedestrian Arcade, For An Arcade Easement, And For Construction and Maintenance of Arcade
Dated:	December 29, 1981
Executed by:	The City of Santa Clara, a municipal corporation, Gould Inc., Instrument Division, Biomation Operation and Melchor Investment Company
Recorded:	January 12, 1982, in Book G549, Page 569, Instrument No. 7257362, Official Records
Note:	Easement created in said instrument has been terminated by grant deed recorded March 31, 1986, in Book J643, Page 1304, Instrument No. 8733471, Official Records

9.	An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:	The City of Santa Clara, a municipal corporation
Purpose:	Installation and maintenance underground electric utilities
Recorded:	January 20, 1982, in Book G563, Page 308, Instrument No. 7263119, Official Records
Affects:	A portion of premises

10.	A document subject to all the terms, provisions and conditions therein contained.

Entitled:	Agreement Permitting a Pedestrian Arcade, for an Arcade Easement and for Construction and Maintenance of an Arcade
Dated:	January 09, 1987
Executed by:	The City of Santa Clara, a municipal corporation, Rolm Corporation, a California corporation and Melchor Investment Company, a partnership
Recorded:	April 06, 1987, in Book K097, Page 1975, Instrument No. 9219638, Official Records

EXHIBIT C

FORM OF SURVEY CERTIFICATION

ALTA/ACSM Land Title Survey

FOR

MEERKAT [LANDLORD ENTITY NAME] LLC’S AQUISITON OF

[STREET ADDRESS], [CITY], CALIFORNIA

COUNTY OF [COUNTY NAME], STATE OF CALIFORNIA

BASED UPON TITLE ORDER NO.                      OF [NAME OF TITLE INSURANCE COMPANY]

BEARING AN EFFECTIVE DATE OF [DATE]

TO:	[NAME OF TITLE INSURANCE COMPANY]; [LENDER NAME]
[LANDLORD NAME]; AND [SURVEYOR COMPANY]

THE UNDERSIGNED CERTIFIES TO THE BEST OF HIS/HER PROFESSIONAL KNOWLEDGE, INFORMATION AND BELIEF, THIS MAP OR PLAT AND THE SURVEY ON WHICH IT IS BASED WERE MADE ON THE DATE SHOWN BELOW OF THE PREMISES SPECIFICALLY DESCRIBED IN [NAME OF TITLE INSURANCE COMPANY] ORDER NO.                     , DATED                      AND WAS MADE (i) IN ACCORDANCE WITH THE “MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS”, JOINTLY ESTABLISHED AND ADOPTED BY ALTA, ACSM AND NSPS IN 1999; (ii) IN ACCORDANCE WITH THE “                    ” DATED                      AND INCLUDE ITEMS                      OF                      SPECIFICALLY DEFINED, AND (iii) PURSUANT TO THE ACCURACY STANDARDS AS ADOPTED BY ALTA, NSPS, AND ACSM AND IN EFFECT ON THE DATE OF THIS CERTIFICATION, UNDERSIGNED FURTHER CERTIFIES THAT THE SURVEY MEASUREMENTS WERE MADE IN ACCORDANCE WITH THE “MINIMUM ANGLE, DISTANCE, AND CLOSURE REQUIREMENTS FOR SURVEY MEASUREMENS WHICH CONTROL LAND BOUNDARIES FOR ALTA/ASCM LAND TITLE SURVEYS.

_______________________

Name of Surveyor

Registration No.

In the State of California

Date of Survey:

Date of Last Revision:                     ]

C-1

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

[ATTACHED]

D-1

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Andrew H. Levy, Esq.

File No.: 52279-00138

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the ____th day of _______, 2004 by and between LEHMAN ALI INC., a Delaware corporation having an address at 399 Park Avenue, New York, New York 10022 (“Lender”) and SAVVIS ASSET HOLDINGS, INC., a Delaware corporation, having an address at 12851 Worldgate Drive, Herndon, Virginia 20170 (“Tenant”).

RECITALS:

A. Lender is the present owner and holder of a certain deed of trust and security agreement (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”) dated February 13, 2004, given by Landlord (defined below) to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated February 13, 2004, given by Landlord to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the ‘Note”);

B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated ________, 2004 between MEERKAT SC8 LLC, a Delaware limited liability company, as landlord (the “Landlord”) and Tenant, as tenant, (such lease, as modified and amended as set forth herein being hereinafter referred to as the “Lease”);

C. SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation, executed that certain Guaranty of Lease dated as of _______, 2004 in favor of Lender, and

D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default beyond any applicable cure periods under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord, being hereinafter referred to as a “Prior Landlord”) to perform any obligations of Prior Landlord under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, unless the same represent a continuing covenant of the Landlord, such as the obligation to repair and maintain certain aspects of the Property, but only to the extent such failure continues from and after the date when Purchaser acquires the Property, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance of the due date therefor to any Prior Landlord unless (i) such sums are actually received

2

by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material terms of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest. In the event that any liability of Purchaser does arise pursuant to this Agreement or the Lease, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

6. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	Savvis Asset Holdings, Inc. 12851 Worldgate Drive Herndon, Virginia 20170 Attention: Chief Legal Officer Facsimile No. (702) 234-8374

If to Lender:	Lehman ALI Inc. 399 Park Avenue New York, New York 10022 Attention: Masood Bhatti and David Broderick, Esq. Facsimile No.: (212) 520-0130

3

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

10. INCORPORATION. Exhibit A (Description of Property) and Exhibit B (the Lease Guarantor’s Consent) are attached hereto and incorporated herein by this reference.

[NO FURTHER TEXT ON THIS PAGE]

4

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

LEHMAN ALI INC., a Delaware corporation

By:
Name:
Title:

TENANT:

Savvis Asset Holdings, Inc, a Delaware corporation

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

MEERKAT SC8 LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF _____________________________
ss.
COUNTY OF ___________________________

On this              day of                     , 2004, before me,                      a Notary Public in and for the State of                     , personally appeared                      personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s). acted, executed the instrument.

WITNESS my hand and official seal

Signature ____________________

My commission expires _________

STATE OF _____________________________
ss.
COUNTY OF ___________________________

On this              day of                     , 2004, before me,                                  a Notary Public in and for the State of                     , personally appeared                      personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ____________________

My commission expires _________

STATE OF _____________________________
ss.
COUNTY OF ___________________________

On this              day of                     , 2004, before me,                              a Notary Public in and for the State of                     , personally appeared                                  personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ____________________

My commission expires _________

EXHIBIT A

DESCRIPTION OF PROPERTY

(attached hereto and made part hereof)

EXHIBIT B

LEASE GUARANTOR’S CONSENT

The undersigned (“Lease Guarantor”) consents to the foregoing Subordination, Non-Disturbance and Attornment Agreement and the transactions contemplated thereby and reaffirms its obligations under the Guaranty of Lease (“Lease Guaranty”) dated February 13, 2004. Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Lessee’s obligations.

AGREED:

Dated as of: February 13, 2004	“LEASE GUARANTOR” SAVVIS COMMUNICATIONS CORPORATION

a Delaware corporation

By:
	Its:	President

By:
	Its:	Chief Financial Officer

STATE OF _____________________________
ss.
COUNTY OF ___________________________

On this              day of                 , 2004, before me,                                  a Notary Public in and for the State of                     , personally appeared                                  personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ___________________

My commission expires ________

STATE OF _____________________________
ss.
COUNTY OF ___________________________

On this              day of                     , 2004, before me,                                  a Notary Public in and for the State of                      , personally appeared                          personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ___________________

My commission expires ________

TENANT ESTOPPEL

February 13, 2004

LEHMAN ALI INC. (“Lender”)

399 Park Avenue

New York, New York 10022

Dear Sirs:

As the present owner and holder of the Tenant’s interest under that certain Lease dated as of                     , 2004 (the “Lease”) by and between MEERKAT SC8 LLC, a Delaware limited liability company (the “Landlord”) and SAVVIS ASSET HOLDINGS, INC., a Delaware corporation (the “Tenant”), attached hereto as Exhibit “A”, and the present Guarantor under that certain Guaranty of Lease dated as of                     , 2004 (the “Guaranty”), by SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation, as the Guarantor, attached hereto as Exhibit “B”, the undersigned hereby represents to you that as of the date hereof (i) the Lease and the Guaranty constitute the entire agreement between the undersigned and the Landlord relating to the premises described therein and have not been modified or amended; (ii) the Lease is in full force and effect and the term thereof commenced on                     , 2004 and is scheduled to terminate on February 28, 2019 pursuant to the provisions thereof, and the Guaranty is in full force and effect; (iii) the premises demised under the Lease have been completed and the undersigned has taken possession of the same; (iv) neither the undersigned nor to its knowledge the Landlord is in default under any of the terms, covenants or provisions of the Lease and the undersigned knows of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Lease by the undersigned or the Landlord thereunder; (v) neither the undersigned nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease; (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof; (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease and/or the Guaranty; (viii) the undersigned has no option or right of first refusal to purchase the premises demised under the Lease or any portion thereof; (ix) the fixed annual minimum rent payable under the Lease is as stated in Schedule 2 of the Lease; and (x) the undersigned recognizes that Lender is relying upon this estoppel certificate and the accuracy of the information contained herein.

[signature page follows]

Savvis Asset Holdings, Inc., a Delaware corporation

By:

Its:

Savvis Communications Corporation, Inc., a Delaware corporation

By:
Its:	President

By:
Its:	Chief Financial Officer

EXHIBIT “A”

LEASE

(attached hereto and made part hereof)

EXHIBIT “B”

GUARANTY

(attached hereto and made part hereof)

EXHIBIT E

LIST OF ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment, El Segundo Data Center, 200 North Nash Street, El Segundo, California, dated August 11, 2003, by PES Environmental, Inc Engineering & Environmental Services, No. 933.001.01.001

2.	Environmental Site Assessment Update, Cable & Wireless America Buildings B-12 and SC-8, 4650 and 4700 Old Ironsides Drive, Santa Clara, California, dated January 9, 2004, by PES Environmental, Inc. Engineering & Environmental Services, No. 958.001.01.001

3.	Environmental Site Assessment Update, Cable & Wireless America Buildings SC-4 and SC-5, 2401 and 2403 Walsh Avenue, Santa Clara, California, dated January 9, 2004, by PES Environmental, Inc. Engineering & Environmental Services, No. 958.001.01.001

F-1

EXHIBIT F

SAVVIS COMPETITORS

Tenant will provide Landlord written notice of five (5) competitors on or before April 15, 2004

F-1